Exhibit 10.36

ASSET PURCHASE AGREEMENT

By and Among

AMERICAN REALTY CAPITAL HEALTHCARE
TRUST II OPERATING PARTNERSHIP, L.P.

as “Purchaser”

and

PHBC REALTY, LLC,

PHDC REALTY, LLC,

PHMC REALTY, LLC,

PHCA REALTY, LLC,

PHEM REALTY, LLC,

PHGG REALTY, LLC,

PHBS REALTY, LLC,

PHGY REALTY, LLC,

PHKC CLEVELAND REALTY, LLC, and

PHKC SWOPE REALTY, LLC,

as “Seller”

Property Names and Locations:

Cassville Health Care and Rehab – Cassville, Missouri
Big Spring Care Center – Humansville, Missouri
Country Aire Retirement Estates – Lewistown, Missouri
Buffalo Prairie Care Center – Buffalo, Missouri
Edgewood Manor Nursing Home – Raytown, Missouri
Georgian Gardens – Potosi, Missouri
Golden Years – Harrisonville, Missouri
Gregory Ridge Living Center – Kansas City, Missouri
Parkway Health and Rehab – Kansas City, Missouri
Marshfield Care Center – Marshfield, Missouri

Dated as of July 2, 2014

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Exhibits

Exhibit	Description

Exhibit A	Escrow Agreement
Exhibit B	Post-Closing Escrow Agreement
Exhibit C	Deed
Exhibit D	Bill of Sale and Assignment
Exhibit E	Property Leases
Exhibit F	Assumption Agreement

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Schedules

Schedule	Title

Schedule 1.1(a)	Assumed Liabilities

Schedule 1.1(c)(i) and Schedule 1.1(c)(ii)	Legal Description of Purchased Real Property

Schedule 2.4(a)	Permitted Title Exceptions

Schedule 2.4(g)	Licenses, Leases Easements and Other Rights Related to Real Property

Schedule 4.1(a)	Due Diligence Information

Schedule 5.4(m)	Third Party Consents

Schedule 6.3	Material Assets or Rights Not Included in Purchased Property

Schedule 6.5	Execution and Delivery – No Contravention

Schedule 6.6	Contracts and Leases

Schedule 6.7	Permits and Licenses

Schedule 6.8	Insurance; Three Year Claim History

Schedule 6.09	Employee Claims

Schedule 6.11	Litigation, etc.

Schedule 6.12	Compliance with Laws

Schedule 6.13	Financial Statements

Schedule 6.14	Real Property Compliance

Schedule 6.15	Environmental Matters

Schedule 6.19	Third Party Consents

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Schedule 6.20	Government Approvals

Schedule 6.21	Assessments

Schedule 6.22	Title Encumbrances

Schedule 6.24	Loans

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ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (the “Agreement”) is made and entered into this 2nd day of July, 2014 (the “Effective Date”), by and among AMERICAN REALTY CAPITAL HEALTHCARE TRUST II OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (“Purchaser”) and PHBC REALTY, LLC, PHDC REALTY, LLC, PHMC REALTY, LLC, PHCA REALTY, LLC, PHEM REALTY, LLC, PHGG REALTY, LLC, PHBS REALTY, LLC, PHGY REALTY, LLC, PHKC CLEVELAND REALTY, LLC, and PHKC SWOPE REALTY, LLC, each a Delaware limited liability company (collectively, the “Seller”).

Recitals:

Seller desires to sell, transfer and assign to Purchaser, and Purchaser desires to purchase from Seller, the Real Property (as defined herein) along with certain other related assets consisting of the Purchased Property described herein.

This Agreement sets forth the terms and conditions to which the parties have agreed.

Agreements:

NOW, THEREFORE, in consideration of the premises and the mutual promises set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

ARTICLE 1
Definitions and
Certain Rules of Construction

Section 1.1   Defined Terms.  The following capitalized terms shall have the meanings specified in this section. Other terms are defined in the text of this Agreement, and throughout this Agreement, those terms shall have the meanings respectively ascribed to them.

“Assumed Liabilities” means only the Seller’s obligations and liabilities listed on Schedule 1.1(a) attached hereto and only to the extent such obligations and liabilities arise or accrue at any time after 11:59 PM on the date immediately preceding the Closing Date.

“Business” means all aspects of the operation of each Facility as a skilled nursing facility.

“Closing” means the consummation of the transactions contemplated by this Agreement with respect to the Facilities. Neither party will need to be present at Closing, it being anticipated that the parties will deliver all Closing documents and deliverables in escrow to the

Escrow Agent (as defined herein) (or if both Purchaser and Seller agree, to Purchaser’s and/or Seller’s counsel) prior to the date of Closing.

“Closing Date” shall have the meaning set forth in Section 5.1 hereof.

“Environmental Laws” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. § 9601 et seq., Hazardous Materials Transportation Act, 49 U.S.C. § 1802, the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq., the Toxic Substance Control Act of 1976, as amended, 15 U.S.C. § 2601 et seq., or any other federal, state, local or other governmental legislation, statute, law, code, rule, regulation or ordinance identified by its terms as pertaining to the protection of the environment, including laws relating to the treatment, storage or disposal of Hazardous Substances, in each case as in effect on the Effective Date.

“Facilities” means collectively the facilities known as:

(i)          Cassville Health Care and Rehab located in Cassville, Missouri and consisting of sixty (60) skilled nursing units (also individually referred to as the Cassville Facility”); and

(ii)         Big Spring Care Center located in Humansville, Missouri and consisting of sixty (60) skilled nursing units (also individually referred to as the “Big Spring Facility”); and

(iii)        Country Aire Retirement Estates located in Lewistown, Missouri and consisting of sixty (60) skilled nursing units and sixteen (16) licensed residential care beds (also individually referred to as the “Country Aire Facility”); and

(iv)        Buffalo Prairie Care Center located in Buffalo, Missouri and consisting of sixty (60) skilled nursing units (also individually referred to as the “Buffalo Facility”); and

(v)         Edgewood Manor Nursing Home located in Raytown, Missouri and consisting of sixty-six (66) skilled nursing units (also individually referred to as the “Edgewood Manor Facility”); and

(vi)        Georgian Gardens located in Potosi, Missouri and consisting of one-hundred twenty (120) skilled nursing units (also individually referred to as the “Georgian Gardens Facility”); and

(vii)       Golden Years located in Harrisonville, Missouri and consisting of one-hundred thirty-two (132) skilled nursing units (also individually referred to as the “Golden Years Facility”); and

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(viii)      Gregory Ridge Living Center located in Kansas City, Missouri and consisting of one-hundred sixteen (116) skilled nursing units (also individually referred to as the “Gregory Ridge Facility”); and

(ix)         Parkway Health and Rehab located in Kansas City, Missouri and consisting of ninety-seven (97) skilled nursing units, (also individually referred to as the “Parkway Facility”); and

(x)          Marshfield Care Center located in Marshfield, Missouri and consisting of seventy-seven (77) skilled nursing units (also individually referred to as the “Marshfield Facility”) The Marshfield Facility includes both a Facility known as the Marshfield Care Center and a facility known as Marshfield Place.

Each of the Facilities is referred to individually herein as a “Facility.”

“Government Program” means the federal Medicare program, any state Medicaid program, and such other similar federal, state, or local reimbursement or governmental programs for which any Facility is eligible.

“Hazardous Substance” means petroleum, including crude oil or any fraction thereof, flammable explosives, radioactive materials, asbestos, urea formaldehyde foam insulation, any material containing polychlorinated biphenyls, and any of the substances defined as “hazardous substances” or “toxic substances” or otherwise identified and regulated under any Environmental Laws.

“Holdback Amount” means an amount equal to four percent (4.0%) of the Purchase Price paid at Closing for each Facility.

“Improvements” means all buildings, facilities, and other improvements constructed on the Purchased Property as of the date of Closing.

“IRC” means the Internal Revenue Code of 1986, as amended, and any regulations or guidance issued thereunder.

“Lien” means any mortgage, deed to secure debt, deed of trust, pledge, hypothecation, title defect, right of first refusal, security or other adverse interest, encumbrance, claim, option, lien, lease or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, affecting any assets or property, including any agreement to give or grant any of the foregoing, any conditional sale or other title retention agreement, and the filing of or agreement to give any financing statement with respect to any assets or property under the Uniform Commercial Code or comparable law of any jurisdiction.

“Material Adverse Change” means any occurrence between the Effective Date and the Closing Date which results in a material adverse change in the Purchased Assets or the financial condition or results of operations of the Facilities, taken as a whole; provided, however, that

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none of the following shall in any event be deemed a Material Adverse Change: (i) any change resulting from changes in any law of regulation following the Effective Date; (ii) any change resulting from announcement or pendency of the transactions contemplated herein; (iii) any change made pursuant to the terms of this Agreement or with Purchaser’s express written consent; or (iv) changes, events or conditions affecting the United States economy as a whole or affecting the industry in which the Seller operates, solely to the extent that Seller is not materially disproportionately and adversely affected by such changes, events or conditions as compared to other similarly situated operators in the state of Missouri.

“Operator” means the current, licensed operator of each Facility, specifically,

(i)          PHBC, LLC, a Delaware limited liability company, with respect to the Cassville Facility; and

(ii)         PHBS, LLC , a Delaware limited liability company, with respect to the Big Spring Facility; and

(iii)        PHCA, LLC, a Delaware limited liability company, with respect to the Country Aire Facility; and

(iv)        PHDC, LLC, a Delaware limited liability company, with respect to the Buffalo Facility; and

(v)         PHEM, LLC, a Delaware limited liability company, with respect to the Edgewood Manor Facility; and

(vi)        PHGG, LLC, a Delaware limited liability company, with respect to the Georgian Gardens Facility; and

(vii)       PHGY, LLC, a Delaware limited liability company, with respect to the Golden Years Facility; and

(viii)      PHKC CLEVELAND, LLC, a Delaware limited liability company, with respect to the Gregory Ridge Facility; and

(ix)         PHKC SWOPE, LLC, a Delaware limited liability company, with respect to the Parkway Facility; and

(x)          PHMC, LLC, a Delaware limited liability company, with respect to the Marshfield Care Center portion of the Marshfield Facility; and

(xi)         PHMP, LLC, a Delaware limited liability company, with respect to the Marshfield Place portion of the Marshfield Facility.

“Permitted Encumbrances” means (i) liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings and which are satisfied or discharged of

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record at or prior to Closing pursuant to Section 2.4(f) below; (ii) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other similar liens arising through Seller in the ordinary course of business which are not overdue for a period of more than thirty (30) days or which are being contested in good faith and by appropriate proceedings and which are satisfied or discharged of record at or prior to Closing pursuant to Section 2.4(f) below, and (iii) the Permitted Title Exceptions.

“Purchased Personal Property” is the Purchased Property other than the Real Property, including intangible Purchased Property.

“Purchased Property” is the property of Seller to be sold to Purchaser pursuant to this Agreement as set forth in Section 2.2 hereof.

“Real Property” shall mean,

(i)          with respect to the Cassville Facility, that certain parcel of real property located at 1300 Country Farm Road, Cassville, Missouri and more particularly described in Schedule 1.1(c)(i) attached hereto; and

(ii)         with respect to the Big Spring Facility, that certain parcel of real property located at 202 East Mill Street, Humansville, Missouri and more particularly described in Schedule 1.1(c)(ii) attached hereto; and

(iii)        with respect to the Country Aire Facility, that certain parcel of real property located at 18540 State Highway 16, Lewistown, Missouri and more particularly described in Schedule 1.1(c)(iii) attached hereto; and

(iv)        with respect to the Buffalo Facility, that certain parcel of real property located at 631 West Main Street, Buffalo, Missouri and more particularly described in Schedule 1.1(c)(iv) attached hereto; and

(v)         with respect to the Edgewood Manor Facility, that certain parcel of real property located at 11900 Jessica Lane, Raytown, Missouri and more particularly described in Schedule 1.1(c)(v) attached hereto; and

(vi)        with respect to the Georgian Gardens Facility, that certain parcel of real property located at 1 Georgian Gardens, Potosi, Missouri and more particularly described in Schedule 1.1(c)(vi) attached hereto; and

(vii)       with respect to the Golden Years Facility, that certain parcel of real property located at 2001 Jefferson Parkway, Harrisonville, Missouri and more particularly described in Schedule 1.1(c)(vii) attached hereto; and

(viii)      with respect to the Gregory Ridge Facility, that certain parcel of real property located at 7001 Cleveland Avenue, Kansas City, Missouri and more particularly described in Schedule 1.1(c)(viii) attached hereto; and

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(ix)         with respect to the Parkway Facility, that certain parcel of real property located at 2323 Swope Parkway, Kansas City, Missouri and more particularly described in Schedule 1.1(c)(ix) attached hereto; and

(x)          with respect to the Marshfield Facility, that certain parcel of real property located at 820 South White Oak Road, Marshfield, Missouri and more particularly described in Schedule 1.1(c)(x) attached hereto.

in each instance together with all the buildings, fixtures, structures, and improvements thereon, and all easements and rights of way serving or benefiting such property.

“Residency Agreement” means any agreement between Seller and an individual contracting for such individual’s residency at a Facility, including without limitation any admissions agreements for residents. The parties hereby acknowledge that Seller is not a party to any Residency Agreement and has no intention to become a party to any Residency Agreement.

“Seller’s Knowledge” means the actual knowledge of Ben Klein following reasonable inquiry of and consultation with the Administrator of each Facility, in connection with the execution of this Agreement and the preparation of Schedules to this Agreement prior to Closing.

“Seller Parties” means collectively the Seller and the Operators.

Section 1.2  Certain Definitions. For purposes of this Agreement:

“herein,” “hereunder,” “hereof,” “hereinbefore,” “hereinafter” and other equivalent words refer to this Agreement in its entirety and not solely to the particular portion of this Agreement in which such word is used, and references to “this article,” “this section,” “this paragraph,” “this subparagraph” or similar references to a specific part of this Agreement shall refer to the particular article, section, paragraph, subparagraph or specific part in which such reference appears;

“party” or “parties” means each or all, as appropriate, of the entities who have executed and delivered this Agreement, each permitted successor or assign of a party, and when appropriate to effect the binding nature of this Agreement for the benefit of another party, any other successor or assign of a party; and

“person” means any individual, sole proprietorship, partnership, joint venture, corporation, estate, trust, unincorporated organization, association, limited liability company, institution or other entity, including any that is a governmental authority.

Section 1.3  Rules of Construction.  For purposes of this Agreement:

(a)          “including” and any other words or phrases of inclusion shall not be construed as terms of limitation, so that references to “included” matters shall be regarded as non

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exclusive, non-characterizing illustrations; “copy” or “copies” means that the copy or copies of the material to which it relates are true, correct and complete;

(b)          “shall,” “will,” and “agrees” are mandatory, and “may” is permissive;

(c)          titles and captions of or in this Agreement are inserted only as a matter of convenience and in no way define, limit, extend or describe the scope of this Agreement or the intent of any of its provisions;

(d)          whenever the context so requires, the singular includes the plural and the plural includes the singular, and the gender of any pronoun includes the other gender;

(e)          each Exhibit and Schedule referred to in this Agreement and each attachment to any of them or this Agreement is hereby incorporated by reference into this Agreement and is made a part of this Agreement as if set out in full in the first place that reference is made to it; and

(f)          every covenant, term and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any party hereto, regardless of which party was more responsible for the preparation of this Agreement.

ARTICLE 2
Purchase and Sale of the Purchased Property

Section 2.1  Sale of Purchased Property.   Subject to the provisions of this Agreement, Seller shall sell all of the Purchased Property to Purchaser, free and clear of all Liens and liabilities whatsoever, except for the Assumed Liabilities and the Permitted Encumbrances.

Section 2.2  Purchased Property.   The Purchased Property shall include the following:

(a)          all equipment, furniture, fixtures and signage of Seller affixed to the Real Property;

(b)          the Real Property as more particularly described on Schedule 1.1(c) attached hereto;

(c)          subject to applicable laws and regulations, all transferable licenses, permits, certificates, approvals, and other governmental or regulatory authorizations necessary for or incident to the ownership of the Real Property;

(d)          all warranties and guarantees regarding the installation, application, manufacture, composition and/or inspection of the Real Property, and all other manufacturer and third-party warranties and guarantees relating to any of the Real Property, to the extent such warranties and guarantees remain in effect and are assignable by Seller; and

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(e)          all rights in and to any claims or causes of action to the extent they are in the nature of enforcing a guaranty, warranty, or a contract obligation to complete the Improvements, make repairs, or deliver services to the Real Property other than (i) claims for damages or other monetary loss incurred by Seller prior to the Closing Date and (ii) claims relating to Excluded Liabilities or Excluded Property.

To the extent any of the foregoing Purchased Property is available in electronic format, Seller shall provide Purchaser with same in such electronic format, in addition to physical copies of same.

Section 2.3  Excluded Property. “Excluded Property” means any and all assets of the Seller not constituting the Purchased Assets, including without limitation the following categories of properties:

(a)          cash, cash equivalents or other investments;

(b)          Seller’s accounts receivable for rent or services, whether provided prior to or after the Closing Date;

(c)          Seller’s operating agreements, minute books, membership ledgers and income tax records;

(d)          any rights of Seller with respect to federal, state or local tax refunds or credits;

(e)          any Seller plans, the assets and insurance policies relating to any Seller plans, and any records relating thereto;

(f)          all contracts of insurance and claims and interests in any insurance, insurance claims, escrows, revenues, refunds or right to indemnity from third parties or other rights relating to the Excluded Liabilities;

(g)          Seller’s rights and interests under this Agreement;

(h)          security deposits and utility deposits, to the extent not added to the Purchase Price at Closing pursuant to Section 3.2; and

(i)          all Residency Agreements, if any.

Section 2.4  Title to Real Property and Surveys.   At Closing, Seller agrees to convey marketable and insurable fee simple title to the applicable Real Property to Purchaser by special warranty deed (the “Deed”), subject only to the Permitted Encumbrances. The legal description of the Real Property to be contained in the Deed shall be the same legal description as is attached hereto in the applicable subsection of Schedule 1.1(c). In the event the legal description as disclosed by the Survey, as defined in Section 5.4(a), differs from the legal description in the applicable subsection of Schedule 1.1(c), or the Initial Commitment reveals

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any errors or omissions in the legal descriptions, then Seller shall also provide a quitclaim deed utilizing such Survey legal description.

(a)          Purchaser shall promptly order from Stewart Title Guaranty Company (“Title Company”), an ALTA Form 2006 Commitment (or such other form as is acceptable to Purchaser), with such endorsements as Purchaser shall reasonably require and with insurance coverage over any “gap” period (the “Initial Commitment”) for an owner’s title insurance policy (the “Title Policy”) in an amount no less than the Purchase Price allocated to the Real Property evidencing that Seller is vested with fee simple title to the Real Property, free and clear of all liens, encumbrances, exceptions or qualifications whatsoever save and except for (a) those exceptions specified as permitted exceptions listed on Schedule 2.4(a) attached hereto (the “Permitted Title Exceptions”), (b) those exceptions evidenced in writing as being otherwise acceptable to Purchaser in its sole discretion which shall thereafter be deemed Permitted Title Exceptions, and (c) those exceptions to title which are to be discharged by Seller at or before closing. The Initial Commitment shall also evidence that upon the execution, delivery and recordation of the deeds to be delivered at Closing and the satisfaction of all requirements specified in Schedule B, Section 1 of the Initial Commitment, Purchaser shall acquire fee simple title to the Real Property, subject only to the Permitted Title Exceptions. The cost of the Title Policy shall be shared equally by the parties provided, however, that Seller shall bear the entire costs of any endorsements obtained at Purchaser’s election to address Title Defects and Purchaser shall bear the entire cost of all other title endorsements.

(b)          If Purchaser or its attorneys shall determine that the Initial Commitment does not meet the requirements specified above, or that title to the Real Property is unsatisfactory to Purchaser for reasons other than the existence of Permitted Title Exceptions or exceptions which are to be discharged by Seller at or before Closing, then Purchaser shall notify Seller within forty-five (45) days after the Effective Date of those liens, encumbrances, exceptions or qualifications to title which either are not Permitted Title Exceptions, are unsatisfactory to Purchaser or are not contemplated by this Agreement to be discharged by Seller at or before Closing, and any such liens, encumbrances, exceptions or qualifications shall be hereinafter referred to as “Title Defects.”

(c)          Purchaser, at Purchaser’s expense, may order surveys of the Real Property (the “Surveys”) and Seller hereby grants Purchaser and Purchaser’s agents the right to access the Real Property as may be reasonably required to perform such work. The Surveys shall be prepared by a land surveyor duly licensed and registered as such in the state the Real Property is located, (i) shall be certified by such surveyor to Purchaser, Seller, each parties’ legal counsel and the Title Company, (ii) shall reference the Initial Commitment file number, (iii) shall set forth the legal description of the Real Property precisely as it appears in the Initial Commitment (or the Initial Commitment must be endorsed so that the insured legal description mirrors the legal description in the Surveys, if applicable), (iv) shall identify whether or not each matter referenced in the Initial Commitment applies to the Real Property, (v) shall depict the boundaries of each such item that is capable of being depicted on the Surveys, (v) shall depict any Improvements located upon the Real Property, (vi) shall show all easements, rights-of-way,

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setback lines, encroachments and other matters affecting the use or development of the Real Property (vii) shall include the original signature and seal of the surveyor, and (viii) shall be in a form satisfactory to the Title Company to eliminate the standard survey exceptions from the title insurance policy to be issued at Closing. Purchaser shall notify Seller in writing within ten (10) business days after receipt of the Surveys of any Title Defects identified on the Surveys specifying any matters shown on the Surveys which was not set forth on any survey previously delivered to Purchaser and which adversely affect the title to the Real Property and the same shall thereupon be deemed to be Title Defects hereunder.

(d)          Within ten (10) business days of receipt from Purchaser of a written notice of any Title Defects, together with a copy thereof, Seller shall notify Purchaser as to whether it will cure such objection, and if it elects to cure any such objection, it shall in good faith diligently endeavor to satisfy or correct, at Seller’s expense, such objection on or before the date of Closing to the satisfaction of Purchaser and the Title Company in such manner to permit the Title Company to either endorse the Initial Commitment or to issue a replacement commitment to eliminate the Title Defect therefrom. If Purchaser identifies more than one Title Defect, Seller shall elect to cure or not to cure as to each individual Title Defect and need not elect to cure all or refuse to cure all. Failure of Seller to give such notice as to a particular Title Defect within such ten (10) business day period shall be deemed to be an election not to cure such objection. In the event Seller does not elect to satisfy or cure any objection of which it is notified, then within five (5) business days after receipt of written notice of Seller’s election, or within five (5) business days after the expiration of Seller’s ten (10) business day notification period if Seller fails to give any such notice, Purchaser shall by written notice to Seller elect one of the following:

(i)          to accept Seller’s interest in the applicable Real Property subject to such objections, in which event such title and survey objections shall become part of the Permitted Title Exceptions, and to close the transaction contemplated hereby in accordance with the terms of this Agreement; or

(ii)         to terminate this Agreement in its entirety and receive a refund of the Deposit.

The failure of Purchaser to give written notice of its election to either accept the Real Property subject to such objections or to terminate this Agreement within the applicable five (5) business day period shall be deemed an election to terminate this Agreement and to receive a refund of the Deposit.

(e)          In the event Seller elects in writing to cure any title or survey objection and thereafter is unable, after acting diligently and in good faith, to effect such cure, on or before the date of Closing, then Purchaser shall have, as its sole remedy, the options described in Section 2.4(d) above. Seller shall have no obligation under this Section 2.4(e) to expend monies or to institute litigation to cure Title Defects except those which may be satisfied solely by the payment of money prior to or at Closing.

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(f)            Notwithstanding anything in this Agreement to the contrary, Seller covenants and agrees that at or prior to Closing, Seller shall (i) pay in full and cause to be canceled and discharged or otherwise bond and discharge as liens against the Real Property all mechanics’ materialmen’s, repairmen’s, contractors’ or other similar Liens which encumber the Real Property as of the date hereof created by, through or under Seller or which may be filed against the Real Property after the date hereof created by, through or under Seller and on or prior to the Closing Date (ii) pay in full all past due ad valorem taxes and assessments of any kind constituting a lien against the Real Property which are due and payable, and (iii) pay in full or cause to be canceled and discharged all security deeds or other security instruments encumbering the property and all judgments which have attached to and become a lien against the Real Property by, through or under Seller. In the event Seller fails to cause such liens and encumbrances to be paid and canceled at or prior to Closing, Purchaser shall be entitled to pay such reasonable amount to the holder thereof as may be required to pay and cancel same, and to credit against the Purchase Price the amount so paid.

(g)          Except as set forth on Schedule 2.4(g), Seller has not granted any license, lease, easement or other right relating to the use or possession of the Real Property (except (i) under the Residency Agreements previously entered into by Seller and the Residency Agreements entered into by Seller in the ordinary course of business between the Effective Date and the Closing Date; or (ii) as may be set forth in the Title Commitment), and Seller agrees that it shall not grant any such right prior to Closing (other than Residency Agreements in the ordinary course of business, which shall not require Purchaser approval) without the prior written approval of Purchaser, which may be withheld in Purchaser’s absolute discretion.

Section 2.5           Assumed Liabilities.   Subject to the terms and conditions of this Agreement, on the Closing Date, Purchaser shall assume and agrees to pay, perform or discharge only the Assumed Liabilities. Other than the Assumed Liabilities, Purchaser shall not assume any of Seller’s debts, obligations or liabilities, of any kind or nature, including without limitation any civil claims or other legal proceedings or legal or regulatory investigations or actions arising out of or during Seller’s ownership, use, operation or management of any of the Purchased Property or the Excluded Property, all of which Seller shall pay, perform and discharge when due. Nothing in this Section 2.5 shall be deemed to preclude either party from contesting any liability or obligation in good faith through the appropriate process.

Section 2.6           Excluded Liabilities.

All of Seller’s debts, obligations and liabilities, other than the Assumed Liabilities, including any liability, obligation, claim, action, suit, or proceeding pending as of the Closing Date, or any subsequent claim, action, suit, or proceeding arising out of or relating to any such other event occurring (i) prior to the Closing with respect to ownership of the Real Property, and/or (ii) prior to or after the Closing with respect to the operation of the Facilities, including, without limitation, any obligation of the Seller Parties for compliance with applicable federal, state, county, and local tax laws or regulations, including the obligations under such laws for the payment of taxes and the filing of tax returns, under Part 6 of Title I of ERISA and Section 4980B of the IRC, as amended (commonly known as “COBRA”), any “employee benefit

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plan,” as that term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) regardless of whether such plan is subject to ERISA, and each bonus, deferred, or incentive compensation, stock purchase, stock option, severance, and termination pay plan or program (the “Plans”) maintained by or on behalf of any Seller Party, the Fair Labor Standards Act, Title VII of the Civil Rights Act of 1964, the Occupational Safety and Health Act, the Age Discrimination in Employment Act of 1967, the Americans With Disabilities Act, the Family and Medical Leave Act, or state worker’s compensation and unemployment compensation laws, as now or hereafter amended, and any liabilities related to any overpayment (regardless of reason for such overpayment), adjustment of payments received or non-compliance under any Government Program, are collectively referred to herein as the “Excluded Liabilities;” provided, however, that actions commenced following the Closing under the Americans with Disabilities Act of 1990, 42 U.S.C. §§ 12101 et. seq. or similar state law seeking remedial action with regard to the Purchased Property, shall not be deemed an Excluded Liability and Seller shall have no liability with respect to any such action.

ARTICLE 3
Purchase Price; Payment of Purchase Price; Allocation

Section 3.1           Purchase Price and Deposit.

(a)          Purchase Price. Subject to any adjustments and prorations expressly provided for in this Agreement, including those described in Section 3.4 (collectively, “Adjustments”), the purchase price (the “Purchase Price”) for the Purchased Property shall be a total of Fifty-Two Million and No/100 U.S. Dollars ($52,000,000).

(b)          Deposit. The parties acknowledge that within three (3) business days after the Effective Date, Purchaser shall deliver to Stewart Title Guaranty Company (or any other mutually acceptable escrowee) (the “Escrow Agent”) One Million and No/100 U.S. Dollars ($1,000,000) (the “Deposit”). The term “Deposit” shall mean the Deposit, if and when the Deposit is made, plus any additional amounts deposited as a result of the requirements of Section 5.1 hereof. The Escrow Agent shall hold the Deposit in a non-interest bearing account pursuant to an escrow agreement in the form attached hereto as Exhibit A.

(c)          The Deposit shall be paid and returned to Purchaser upon the occurrence of the circumstances described in Section 2.4(d)(ii), Section 5.6(b), Section 5.6(c), Section 5.6(d), Section 5.8, ARTICLE 9(a), ARTICLE 9(b), ARTICLE 9(d), ARTICLE 9(e), Section 10.11 and Section 10.12 in each instance, upon proper written demand of Purchaser to Seller and the Escrow Agent stating the reason for such termination and referencing the section of this Agreement providing Purchaser with the right to do so. Upon receipt of such written demand by Seller, Seller and Purchaser shall direct the Escrow Agent, in writing, to pay and disburse the Deposit immediately to Purchaser (whereupon this Agreement shall terminate and neither party shall have any further rights or obligations hereunder, except as otherwise expressly provided herein).

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(d)          The Deposit shall be paid to Seller: (i) at the Closing, should the Closing occur, in partial satisfaction of the Purchase Price as provided in Section 3.2(b) hereof; or (ii) as liquidated damages (and not as a penalty) under the circumstances described in Section 5.6(a). In each such instance, Seller and Purchaser shall direct the Escrow Agent, in writing, to pay and disburse the Deposit immediately to Seller (whereupon this Agreement shall terminate and neither party shall have any further right or obligations hereunder, except as otherwise expressly provided herein). The parties hereby agree that the Deposit amount constitutes a reasonable forecast of the damages that would be sustained by Seller in such event.

(e)          Without limiting Purchaser’s other rights and remedies hereunder, Purchaser may terminate this Agreement for any reason or for no reason whatsoever during the Due Diligence Period (as herein defined) and upon any such termination the Deposit shall be returned to Purchaser.

Section 3.2  Payment of Purchase Price.  The Purchase Price shall be paid by Purchaser, at Closing, as follows:

(a)          The Purchase Price, as adjusted for any prorations pursuant to Section 3.4 below, and credits and additions described in Section 3.2(b) below, shall be paid at Closing by wire transfer in accordance with wire instructions provided by Seller at least three (3) business days before Closing.

(b)          Purchaser shall receive a credit against payment of the Purchase Price by the amount of (i) the Deposit, (ii) unless otherwise paid by Seller, the amounts to be paid by Seller under Section 2.4(a) and Section 4.6(b) of this Agreement. If, at Purchaser’s request, Seller leaves any of Seller’s security deposits or utility deposits in place following Closing, then the amount of any such security deposit or utility deposit shall be added to the Purchase Price and paid to Seller pursuant to Section 3.2(a).

(c)          Purchaser shall deposit the Holdback Amount into an interest-bearing escrow account with the Escrow Agent pursuant to an Escrow Agreement in substantially the form attached hereto as Exhibit B (the “Post-Closing Escrow Agreement”). The funds held pursuant to the Post-Closing Escrow Agreement shall be available according to the terms of the Post-Closing Escrow Agreement to secure any obligations of Seller to Purchaser pursuant to Section 3.4(d) and Section 8.1 hereof. The Holdback Amount shall be released to Seller at the end of the fourteenth (14th) calendar month following the Closing Date, less any amounts claimed by Purchaser prior to such distribution dates, which shall be held in accordance with the terms of the Post-Closing Escrow Agreement until finally adjudicated.

(d)          Purchaser shall assume the Assumed Liabilities.

Section 3.3  Allocation of Purchase Price.  With respect to the individual Facilities, the Purchase Price shall be allocated as follows:

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Facility	Purchase Price Allocation

Cassville Facility	$3,500,000.00
Big Spring Facility	$5,700,000.00
Country Aire Facility	$5,300,000.00
Buffalo Facility	$5,300,000.00
Edgewood Manor Facility	$2,300,000.00
Georgian Gardens Facility	$7,300,000.00
Golden Years Facility	$10,900,000.00
Gregory Ridge Facility	$3,100,000.00
Parkway Facility	$6,000,000.00
Marshfield Facility	$2,600,000.00
Total:	$52,000,000.00

Any adjustments to the Purchase Price provided herein that are attributable solely to a particular Facility shall result in an adjustment of the Purchase Price allocated to such Facility. Any adjustments to the Purchase Price provided herein that are attributable to one or more Facilities shall result in a pro-rata adjustment (determined in accordance with the proportional amount of Purchase Price allocated to each Facility) of the Purchase Price allocated to each Facility with respect to which such adjustment is attributable.

(b)          Additionally, the parties acknowledge that the transactions contemplated hereunder must be reported in accordance with Section 1060 of the IRC. The parties shall report the transactions contemplated hereunder for all purposes in accordance with the purchase price allocation set forth in Section 3.3 hereto. The parties shall share information and cooperate to the extent necessary to permit the transactions to be properly, timely, and consistently reported.

Section 3.4  Prorations.

(a)          The following items shall be prorated between Seller and Purchaser as of 11:59 p.m. on the date immediately preceding the Closing Date; prorations credited to Purchaser shall reduce the Purchase Price and pro-rations credited to Seller shall increase the Purchase Price at Closing as follows:

(i)          city, state, and county ad valorem taxes for the year in which the Closing occurs based on the ad valorem tax bills for the Real Property, if then available for such year, or if not, then on the basis of the ad valorem tax bill for the Real Property for the immediately preceding year. (If such proration is based on an ad valorem tax bill for the immediately preceding year and should such proration prove to be inaccurate on receipt of the ad valorem tax bill for the Real Property for the year of Closing, then either Seller or Purchaser, as applicable, may demand at any time after Closing a payment from the other party in an amount sufficient to correct such malapportionment); and

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(ii)         sanitary sewer taxes and utility charges, if any except to the extent that any such accounts remain in the name of and are the responsibility of any one or more Seller Parties following Closing; provided, however, that Purchaser may elect, prior to Closing, to require that the meters for all utility charges be read and terminated as of the end of the last business day preceding the Closing Date, in which case Seller shall be responsible for and shall pay for all such charges first accruing or relating to the period prior to the Closing Date.

Purchaser and Seller shall direct the Escrow Agent to prepare a proposed schedule (the “Proration Schedule”) prior to Closing, including the items listed above and any other items the parties determine necessary. Such Proration Schedule shall include all applicable expenses with regard to the Purchased Property. Seller and Purchaser will use all reasonable efforts to finalize and agree upon the Proration Schedule at least two (2) business days prior to Closing.

(b)          Seller shall receive all income from the Purchased Property attributable to the period prior to the Proration Date and shall, unless otherwise provided for in this Agreement, be responsible for all expenses of the Purchased Property attributable to the period prior to 11:59 P.M. on the date immediately preceding the Closing Date (the “Proration Date”). To the extent any payments from residents are the property of the Seller, in the event Purchaser receives any payment from a resident for rent or other amounts due for any period prior to or after Closing or payment of any other receivable of Seller, Purchaser shall forward such payment to Seller.

(c)          Purchaser shall receive all income from the Purchased Property attributable to the period from and after the Proration Date and shall, except as otherwise provided for in this Agreement, be responsible for all expenses of the Purchased Property attributable to the period from and after the Proration Date.

(d)          The parties agree that any amounts that may become due under this Section 3.4 shall be paid at Closing as can best be determined. A post-Closing reconciliation of prorated items shall be made by the parties within ninety (90) days after the Closing Date and any amounts due at that time shall be promptly forwarded to the respective party to whom such amounts are due in a lump sum payment. Any additional amounts which may become due after such determination shall be forwarded at the time they are received. Any amounts due under this Section 3.4 which cannot be determined within ninety (90) days after the Closing Date (such as, for example, fiscal year-end real estate taxes) shall be reconciled as soon thereafter as such amounts can be determined. Purchaser and Seller agree that each shall have the right to audit the records of the other in connection with any such post-Closing reconciliation. Any payments made pursuant to this Section 3.4 shall be treated as a purchase price adjustment for income tax purposes.

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ARTICLE 4
Certain Other Covenants and Agreements

Section 4.1  Inspection and Due Diligence.

(a)          Prior to Closing, Purchaser (including its agents and representatives) shall be permitted to inspect the Facility and the Purchased Property. The “Due Diligence Period” for purposes of this Agreement means a period commencing on the Effective Date an extending until 5:00 p.m. Eastern on the forty-fifth (45th) day following the Effective Date, or if such day is not a business day, on the next business day following such day. The Purchaser shall be entitled to continue all such inspections during and after the Due Diligence Period. Such inspections may include an independent appraisal and environmental assessments (including Phase I assessments and Phase II assessments if Seller consents to any such Phase II assessment which consent shall not be unreasonably withheld, conditioned or delayed), impact study and detailed architectural and engineering inspections of buildings and mechanical systems located on the Real Property and any other inspections which may reasonably be required by potential lenders or investors. Purchaser shall not conduct any drilling, boring, soil testing or other physically intrusive inspections without Seller’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, if done in connection with any Phase II assessment. Seller shall allow Purchaser and its authorized representatives reasonable access upon prior notice during normal business hours and until the Closing to Seller’s executive personnel, properties and records, shall permit examination and testing, and shall furnish Purchaser and its authorized representatives such information concerning the Purchased Property and the Facility as Purchaser reasonably requests. Purchaser and its authorized representatives shall have the right to review and copy all such books, accounts, records, agreements or other documents as it may reasonably deem advisable. Seller shall, upon reasonable request by Purchaser, make available to Purchaser by electronic data room or otherwise, copies of all records, files, correspondence, invoices, resident lists, supplier lists, blueprints, specifications, designs, drawings, business records and plans, operating and financial data, environmental assessments, property reports, permits and regulatory files and other data associated with or used by Seller in connection with its operation of the Business or its ownership or operation of the Purchased Property, including without limitation all of the information requested on attached Schedule 4.1(a) of this Agreement to the extent Seller Parties has possession and control of such information, and in the form in which Seller maintains such information in the ordinary course of its business. Seller shall have no obligation to prepare any summaries, abstracts, compilations or reports in connection with Purchaser’s investigation that Seller Parties do not maintain or compile in the ordinary course of any Seller Party’s business. For purposes of this Agreement, documents or information shall be deemed to have been “made available” to Purchaser if copies have been delivered or viewed by Purchaser in tangible or electronic form, or if such documents or information have been made available at the Facility or on an internet or electronic data site to which Seller has granted Purchaser or its representatives access. Purchaser shall notify Seller in advance of any site visits by Purchaser or its contractors or representatives. All site visits and contacts with Seller personnel shall be coordinated through Ben Klein, or Seller’s counsel, and Purchaser shall not contact any Seller

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personnel, residents or service providers directly. If any inspection or test disturbs the Purchased Property, Purchaser will restore the Property to the same condition as existed prior to any such inspection or test, and such obligation to restore the Property shall survive any termination of this Agreement.

(b)          Within five (5) business days of the Effective Date (the “Diligence Materials Due Date”), Seller shall provide Purchaser with all of the materials in possession or control of the Seller Parties listed on attached Schedule 4.1(a) of this Agreement (collectively, the “Requested Diligence Materials”). In the event that Seller’s delivery of any Requested Diligence Materials is delayed beyond the Diligence Materials Due Date, or in the event Purchaser has provided notice to Seller within give (5) business days of receipt that any purported response to the requirements of this Section 4.1(b) is insufficient in Purchaser’s reasonable discretion, the Due Diligence Period shall be extended by the total number of days which elapse between the Diligence Materials Due Date and the date upon which all Requested Diligence Materials have actually been provided to Purchaser or Purchaser has been advised by Seller that such Diligence Materials are not available to Seller, or, as applicable, any insufficient response to the requirements of this Section 4.1(b) has been corrected to Purchaser’s reasonable satisfaction (inclusive of the Diligence Materials Due Date and the last applicable date of delivery or correction, as applicable).

(c)          Intentionally omitted.

(d)          Purchaser shall pay all costs incurred for any such inspections of the Facilities and the Purchased Property initiated by Purchaser. Purchaser shall indemnify and hold Seller harmless from and against any and all claims for death of or injury to persons or damage to property to the extent arising out of or as a result of the acts or omissions of Purchaser, Purchaser’s authorized representatives, or designees of Purchaser pursuant to the provisions of this Section 4.1. Purchaser, as well as its consultants and contractors, shall at Seller’s request provide evidence of insurance, sufficient in Seller’s reasonable discretion, to protect Seller from any losses it might incur as a result of Purchaser’s activities incurred in connection with such inspections.

(e)          The parties hereto acknowledge that Seller may possess or have access to certain information subject to the Health Insurance Portability and Accountability Act of 1996 and any regulations promulgated thereunder (“HIPAA”). Notwithstanding any other provision of this Agreement, Seller shall have no obligation under this Agreement to disclose to Purchaser any information which would violate or put Seller in a position of noncompliance with any city, county, state or federal privacy or security act, law, or regulation or the provisions of HIPAA or which would result in Seller breaching any contractual provisions imposed on Seller with respect to the requirements of HIPAA and/or any such city, county, state, or federal act, law or regulation.

(f)          Purchaser may perform or cause to be performed a Phase I Environmental Site Assessment of any portion of the Real Property (the “Phase I ESA”). Purchaser shall provide Seller with a copy of the Phase I ESAs within five (5) business days of completion and receipt

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of each by Purchaser. Any subsequent amendments thereto will also be provided to Seller within five (5) business days after completion and receipt by Purchaser thereof.

(g)          If the Phase I ESA, or any update thereof, reveals areas of environmental concern that, in Purchaser’s sole opinion, warrant further investigation, Purchaser may, at its discretion, request Seller’s consent to commence a Phase II Environmental Site Assessment of the applicable portion of the Real Property (“Phase II ESA”; collectively, the “ESAs”). A Phase II ESA consists of further investigation of recognized environmental conditions identified in the Phase I ESA including sampling and analysis of soil and groundwater necessary to determine whether or not contamination has occurred. Seller’s consent to conduct a Phase II ESA shall not be unreasonably withheld, conditioned or delayed. If Seller permits Purchaser to conduct a Phase II ESA, Seller will be provided a copy of the Phase II ESA within five (5) business days of completion and receipt by Purchaser. Any subsequent amendments and/or reports relating to the Phase II ESA shall also be delivered to Seller and Purchaser.

(h)          The costs of the Phase I ESA and the costs of the Phase II ESA and any updates thereof shall be paid by Purchaser.

Section 4.2 Conduct of Business Prior to the Closing Date.  Seller covenants and agrees with Purchaser that from the Effective Date hereof through the Closing Date, except as otherwise expressly contemplated in this Agreement, unless Purchaser otherwise consents in writing (which consent shall not be unreasonably withheld, conditioned or delayed) Seller shall, and shall cause the Operators in their capacities as the operators of the Facilities to:

(a)          Use good faith efforts to operate the Facilities in all material respects in the ordinary course of business in a commercially reasonable manner, including (i) incurring expenses consistent with the Seller Parties’ past practices in the operation of the Facilities and (ii) using commercially reasonable efforts to preserve the present business operations of each Facility and the applicable goodwill and relationships with customers, employees, advertisers, suppliers and other contractors related to each Facility.

(b)          Operate the Facilities and otherwise conduct business in all material respects in accordance with the terms or conditions of all applicable licenses and permits, all applicable rules and regulations of the State of Missouri, and all other rules, regulations, laws, and orders of all governmental authorities having jurisdiction over any aspect of the operation of the Facilities and all applicable insurance requirements; provided, however, that the foregoing shall not impose on Seller any obligation to make unbudgeted capital improvements or repairs, or to incur any cost or expense in order to comply with any of the foregoing to the extent a Seller Party was not in compliance as of the Effective Date, except to the extent a Seller Party is ordered to do so by a governmental authority having jurisdiction over the Seller Parties.

(c)          Maintain the books, records, and financial statements of the Seller Parties consistent with past practices.

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(d)          Timely comply in all material respects with all contracts and agreements with third-parties related to the operation of the Facilities.

(e)          Not sell, lease, grant any rights in or to or otherwise dispose of or otherwise relinquish control of, or agree to sell, lease or otherwise dispose of, the Purchased Property in whole or in part except for Residency Agreements entered into in the ordinary course, dispositions of assets that are in the ordinary course of business, and if material, are replaced by similar assets of substantially equal or greater value and utility.

(f)          Take commercially reasonable efforts to maintain the Purchased Property in the same condition as it exists as of the Effective Date, except for ordinary wear and tear, in a manner consistent with past practices.

(g)          Not default on any loans to Seller which are not fully cured or satisfied at Closing.

(h)          Not enter into any material contracts outside the ordinary course of business (other than contracts approved by Purchaser or Residency Agreements in the ordinary course of business); provided that Seller shall not enter into any contract which would survive Closing and be binding on the Purchaser or represent a financial obligation of any Operator in excess of in excess of $10,000 per year (other than Residency Agreements in the ordinary course of business), whether or not material, without the consent of Purchaser as provided above.

(i)          Not make any alterations or improvements to the Real Property or make any capital expenditure with respect to the Real Property in excess of $10,000 other than those that are currently budgeted for completion, or are required by law, necessary to preserve the coverage under or comply with the terms of any insurance policy with respect to the Purchased Property or are in Seller’s business judgment necessary to address emergency conditions or to maintain the goodwill and competitive standing of the Business.

(j)          Maintain normal levels of inventory and supplies on hand for each Facility (including medical supplies, food, beverages, office and kitchen supplies), consistent with past practices and as necessary to comply with applicable laws and regulations.

(k)          Make available to Purchaser copies of all internally generated monthly financial reports.

(l)          Inform Purchaser promptly regarding the resignation, termination or hiring of the Executive Director or Assistant Director, if any, of any Facility.

Section 4.3  Notification of Certain Matters. Seller shall give prompt written notice to Purchaser, and Purchaser shall give prompt written notice to Seller, to the extent either such party becomes aware of (i) the occurrence, or failure to occur, of any event that

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would be reasonably likely to cause any of their respective representations or warranties contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Closing Date, and (ii) any failure on their respective parts to comply with or satisfy, in any material respect, any covenant, condition, or agreement to be complied with or satisfied by any of them under this Agreement.

Section 4.4  Employees; Accrued Vacation, Sick Pay, etc.

(a)          At the Closing, Operator shall, at Operator’s expense, continue the employment to at least ninety percent (90%) of the active and full-time employees who perform services for the Facility (collectively, the “Employees”) for at least a thirty (30) day period following the Closing Date (subject to the Operator’s right to terminate an individual for cause) on terms substantially equivalent or better in the aggregate to the compensation and benefit levels provided to such Employees as of the Closing Date.

(b)          Seller shall be responsible for complying with the continuation health care coverage requirements of COBRA with respect to any individual who became a “qualified beneficiary” as of or prior to the Closing Date, including as a result of this transaction.

(c)          Seller shall pay any severance costs payable with respect to the termination of employment by (or on behalf of) Seller of any Employee, including Employees whose employment is continued by the Operator, pursuant to any severance policies or plans or required by law, including the WARN Act (if applicable).

(d)          Seller and Operator shall refrain from taking any action following the Closing with respect to any employees that are terminated or otherwise not retained post-Closing that would subject Purchaser or Operator to liability under the WARN Act and shall fully indemnify Purchaser from any such liability.

Section 4.5  Confidentiality.

(a)          Confidential Information. Any and all non-public information of any type or description, including, but not limited to, financial statements and projections of Seller, proprietary or trade secret information, whether written or verbal, or any information given to Purchaser by Seller in connection with the transactions contemplated by this Agreement, is proprietary to Seller and confidential in nature, and shall be treated as such by Purchaser, except with the prior written consent of Seller and except to the extent enforcement of its terms and applicable law require public disclosure. This provision shall not apply following the Closing to any such information pertaining to the Purchased Property, nor to any information that is or becomes publicly available through no fault of Purchaser. Purchaser shall have the right to disclose any such information to its professional advisors, lenders, investors and other third parties who need to know such information for the purposes of assisting Purchaser with the negotiation and consummation of this Agreement, provided Purchaser advises such parties of their confidential obligations under this Agreement, and provided Purchaser remains responsible for any violations by such parties.

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(b)        Confidentiality of Agreement. The terms of this Agreement shall remain confidential, except with the prior written consent of Seller and Purchaser and except to the extent that enforcement of its terms or applicable law require public disclosure. Neither party shall make any public announcement of the transactions contemplated herein without the express written approval of the other party, which approval shall not be unreasonably withheld. This provision will not apply to Purchaser following any Closing. Purchaser shall permit Seller to review in advance and comment on any public announcement of the Closing of the transactions contemplated herein.

(c)        Return of Confidential Information. Purchaser agrees that promptly upon the termination of this Agreement, whether by mutual termination or otherwise (other than upon Closing), Purchaser shall cause all materials and property (originals and copies) of Seller to be immediately returned to Seller, or, at Purchaser’s election, destroyed provided Purchaser provides written certification of such destruction, provided that Purchaser shall be entitled to retain such information to the extent required in order to comply with applicable law, regulation, bona fide document retention policy of Purchaser, or any public disclosure obligations promulgated by the Securities and Exchange Commission any applicable to Purchaser, or until any litigation between Purchaser and Seller arising out of the termination of this Agreement has been finally resolved.

(d)        Survival of Confidentiality. This Section 4.5 shall survive the Closing to the extent provided above and shall survive in the event this Agreement is terminated prior to Closing.

(e)        Supersedes Previous Agreements. The provisions of this Section 4.5 supersede any prior agreements between the parties relating to confidentiality.

Section 4.6  Expenses and Taxes.

(a)        Each party shall pay its own expenses and costs incurred in connection with the negotiation and consummation of this Agreement and the transactions contemplated by this Agreement.

(b)        Notwithstanding the foregoing:

(i)           Seller shall pay one hundred percent (100%) of the real estate transfer tax (other than any applicable city transfer taxes) and the costs of recording any title clearing instruments and fifty percent (50%) of any charge of the Escrow Agent for their services as escrow agent;

(ii)         Seller shall pay one hundred percent (100%) of any applicable city transfer taxes, if any;

(iii)        The cost of the issuance of the title commitment and the Title Policy or other costs attributable to the title search shall be shared equally by Seller and Purchaser,

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provided, however, that Seller shall bear the entire costs of any endorsements obtained at Seller’s election to address Title Defects and Purchaser shall bear the entire cost of all other title endorsements;

(iv)        Purchaser shall pay one hundred percent (100%) of any costs attributable the Surveys and fifty percent (50%) of any charge of the Escrow Agent for their services as escrow agent; and

(v)         Seller shall pay any person who is entitled to any brokerage commission or finder’s fee in connection with any of the transactions contemplated by this Agreement by reason of any act or omission of Seller, and shall indemnify Purchaser and hold Purchaser harmless against any claims for such commissions or finder’s fees as provided in Section 8.1. Purchaser shall pay any person who is entitled to any brokerage commission or finder’s fee in connection with any of the transactions contemplated by this Agreement by reason of any act or omission of Purchaser, and shall indemnify Seller and hold Seller harmless against any claims for such commissions or finder’s fees.

Section 4.7 Waiver of Bulk Sales and Indemnification.   Purchaser hereby waives compliance by Seller and Seller hereby waives compliance by Purchaser, with the requirements of any applicable bulk sales laws and similar laws, if and to the extent applicable. Seller shall indemnify and hold harmless Purchaser from any and all claims, liabilities, or costs, including reasonable attorneys’ fees, arising out of the parties’ failure to comply with any bulk sales laws and similar laws applicable to the transactions contemplated hereby as provided in Section 8.1. The foregoing indemnification shall survive the Closing.

Section 4.8 Exclusivity.  During the period from the Effective Date to the Closing Date or termination of this Agreement according to the terms hereof, Seller shall not take any action, directly or indirectly, to encourage, initiate or engage or participate in discussions or negotiations with, or provide any information to, any party other than Purchaser, concerning a potential transaction involving the purchase and sale of the Business, any one or more Facilities or any of Purchased Property, the purchase and sale of all or substantially all of the ownership interest of any one or more entities comprising the Seller, or any transaction similar to the foregoing.

Section 4.9 Anti-Trust Review.  Each of the parties have independently determined, based upon the advice of their own respective counsel, that the pre-merger filing requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR Act”), do not apply to the transactions contemplated under this Agreement.

Section 4.10  Fines and Penalties.

Seller covenants and agrees to cure all violations and other deficiencies with scope or severity equal or greater than a “G” level identified in writing by any federal, state, municipal, local or other governmental or quasi-governmental authority (all such matters collectively the “Violations”) relating to the Facilities, pay all penalties associated therewith and prepare and

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implement any plan of correction required by any such authority. The Purchaser may stay any otherwise pending Closing in the event any material, uncured Violations exist until such time as Seller has corrected any such material Violations in full compliance with applicable laws, orders and directions.

Section 4.11 Further Assurances. Each party covenants and agrees that, following the Closing, it will execute, deliver and acknowledge (or cause to be executed, delivered and acknowledged), from time to time, at the reasonable request of the other party and without further consideration, all such further instruments and take all such further action as may be reasonably necessary or appropriate to transfer more effectively to Purchaser, or to perfect or record Purchaser’s title to or interest in the Purchased Property or to enable Purchaser to use or otherwise to confirm or carry out the provisions and intent of this Agreement.

Section 4.12 Delivery of Schedules. Seller shall provide all Schedules required by this Agreement (other than those required by ARTICLE 7 hereof, which will be provided by Purchaser by the Schedule Due Date) within ten (10) days following the Effective Date (the “Schedule Due Date”). If applicable, the Due Diligence Period shall be extended by the total number of days which elapse between the Schedule Due Date and the date upon which all required Schedules have actually been provided to Purchaser, or, as applicable, any insufficiently completed Schedules have been corrected to Purchaser’s reasonable satisfaction (inclusive of the Schedule Due Date and the last applicable date of delivery or correction, as applicable). Any fact or item disclosed on any Schedule to this Agreement shall be deemed disclosed with regard to all other representations and warranties to which such fact or item may reasonably apply to the extent such disclosure would provide notice to a reasonable person that the information disclosed would also qualify, or constitute an exception to, such other representations and warranties. Seller may from time to time supplement and update such Schedules to reflect any changes since the date of delivery of the original Schedules or any matters of which Seller first acquires Knowledge following the original delivery date of such Schedules. Any such updates or supplements shall be deemed to amend the Schedules for all purposes retroactively to the Effective Date, except that (i) no amendment to Schedules 1.1(a) and 2.4(a) may be made without Purchaser’s written consent, and (ii) any amendments permitted above shall be disregarded (x) in determining whether the conditions to Closing set forth in Section 5.3(a) or Section 5.3(e) below have been satisfied, and (y) for all purposes under this Agreement if Seller intentionally omitted such information from the original Schedules. Notwithstanding the foregoing, if Purchaser has the right to terminate this Agreement pursuant to Sections 5.6(b), (c) or (d) and does not exercise such right as a result of such update to such schedules within ten (10) business days thereof, then such update to the disclosure schedules shall be deemed to have amended the appropriate schedule as of the Effective Date, to have qualified the representations and warranties contained in Section 6 as applicable, as of the Effective Date, and to have cured any misrepresentation or breach of warranty that otherwise might have existed hereunder by reason of the existence of such matter.

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ARTICLE 5
Closing

Section 5.1   Closing.  The Closing of the transactions contemplated by this Agreement shall occur remotely, upon the exchange of signatures to the documents contemplated by this Agreement and the other required deliveries of each party hereto described below on such date as mutually agreed by the parties, or the date that is the later of (i) five (5) business days following the expiration of the Due Diligence Period, or (ii) ten (10) business days following the execution of a Property Leases between the applicable Operators and Purchaser unless extended by mutual agreement of Purchaser and Seller or pursuant to Section 5.6, Section 10.11, or Section 10.12. Additionally, Purchaser shall be entitled in its sole discretion to adjourn the scheduled date of Closing with respect to the Facilities by written notice to Seller for up to thirty (30) business days. The date on which the Closing is scheduled to occur (as such date may be extended from time to time pursuant to this Agreement) shall be the “Scheduled Closing Date” hereunder. The date on which the Closing actually occurs for each Facility shall be the “Closing Date” for purposes of this Agreement with respect to such Facility.

Section 5.2   Conditions to Seller’s Obligations.   Except as may be waived in writing by Seller, Seller’s obligation to make its deliveries at the Closing and to effect and consummate the transactions contemplated hereby shall be subject to the following conditions:

(a)          Representations and Warranties True and Correct. Each of Purchaser’s representations and warranties contained in this Agreement, taken as whole, shall be true in all material respects as of the Closing Date (except for representations and warranties made as of a specified date, which shall have been true and correct as of such date with the same effect as though made on such date), and Purchaser shall have executed and delivered to Seller at Closing a certificate confirming the foregoing.

(b)          Agreements Complied With. Each of Purchaser’s covenants and agreements contained in this Agreement to be performed at or prior to the Closing shall have been performed in all material respects at or prior to the Closing.

(c)          Deliveries Made. At or prior to Closing, Purchaser shall have delivered to Seller or to the Escrow Agent for release to Seller upon Closing, and where applicable shall have duly executed, all the documents, certificates and other instruments required to be delivered at Closing in accordance with Section 5.5 or any other express provision of this Agreement.

Section 5.3  Conditions to Purchaser’s Obligations.  Subject to Section 5.6, except as may be waived in writing by Purchaser, Purchaser’s obligation to make its deliveries at the Closing and to effect and consummate the transactions contemplated hereby shall be subject to the following conditions:

(a)          Representations and Warranties True and Correct. Each of Seller’s representations and warranties contained in this Agreement, taken as a whole, shall be true in

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all material respects as of the Closing Date with the same effect as though made on such date (except for representations and warranties made as of a specified date, which shall have been true and correct as of such date), and Seller shall have executed and delivered to Purchaser at Closing a certificate confirming the foregoing.

(b)          Agreements Complied With. Each of Seller’s covenants and agreements contained in this Agreement to be performed at or prior to the Closing shall have been performed in all material respects at or prior to the Closing, and Seller shall have executed and delivered to Purchaser at Closing a certificate confirming the foregoing.

(c)          Deliveries Made. At or prior to Closing, Seller shall have delivered to Purchaser or to the Escrow Agent for release to Purchaser upon Closing, and where applicable shall have duly executed, all the documents, certificates and other instruments required to be delivered at Closing in accordance with Section 5.4 or any other express provision of this Agreement.

(d)          Licenses and Permits. Purchaser shall have obtained any governmental licenses, permits or approvals required for Purchaser to own the Real Property and lease the Facilities to the Operators.

(e)          No Material Adverse Change. (i) No Material Adverse Change shall have occurred during the period between the Effective Date and the Closing Date, (ii) the occupancy for the Facilities shall not have decreased by more than eight percent (8%) below occupancy thereof (considered in the aggregate) as of the end of the Due Diligence Period, and (iii) the occupancy for any Facility shall not have decreased by more than twelve percent (12%) below occupancy thereof as of the end of the Due Diligence Period.

(f)          Termination of Existing Leases. Any existing real property leases, if any, relating to the Purchased Property which are not Residency Agreements or which have not otherwise been approved by Purchaser in writing to continue post-Closing shall have been terminated without fee or cost to Purchaser, and Seller shall have provided Purchaser reasonable evidence of same.

(g)          No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction, or other order issued by any court of competent jurisdiction, or other legal restraint or prohibition preventing the consummation of the transactions contemplated hereby shall be in effect. No action shall have been taken nor any statute, rule, or regulation shall have been enacted by any governmental agency that makes the consummation of the transactions contemplated hereby illegal.

(h)          Planned Capital Expenditures and Renovations. During the Due Diligence Period Seller and Purchaser shall agree upon the capital expenditure and renovation projects for the Facilities that must be completed prior to Closing. For the avoidance of doubt, all such capital expenditures and renovation projects shall be completed at Seller’s expense prior to Closing.

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Section 5.4   Deliveries by Seller.   Seller shall deliver to Purchaser on or before the Closing the following:

(a)          Deed. The Deed substantially in the form of Exhibit C attached hereto, duly executed by Seller. In addition, in the event Purchaser elects to have a new survey of the applicable Real Property (the “Survey”) prepared, Seller agrees to provide a quitclaim deed at closing conveying title to the applicable Real Property based on the metes and bounds description shown on the Survey.

(b)          Bill of Sale and Assignment. A bill of sale and assignment in the form of Exhibit D attached hereto (the “Bill of Sale and Assignment”) with respect to the Purchased Personal Property located at the Facilities, if any, duly executed by Seller.

(c)          Other Instruments. Such further instruments of conveyance and transfer as Purchaser may reasonably require to consummate the transactions contemplated by this Agreement to vest all of the Purchased Property in Purchaser and to facilitate the transfer of such Purchased Property from Seller to Purchaser, in form and substance reasonably acceptable to Purchaser.

(d)          Owner’s Affidavit. An Owner’s Affidavit in a form acceptable to the Title Company to the extent required to issue the Title Policy.

(e)          Releases. Documents releasing or nullifying any title exceptions (or providing reasonable evidence of such release or nullification) (relating to the applicable Real Property) which Seller is obligated to release or nullify pursuant to Section 2.4 hereof or, with respect to liens held by institutional lenders, a written payoff letter with the release or discharge of such lien to be provided after Closing in accordance with customary conveyancing practices.

(f)          Resolutions. A certified copy of the company resolutions authorizing consummation of this Agreement and authorizing each entity comprising Seller to execute all documents necessary for Closing as provided herein.

(g)          Closing Certificate. The certificates required pursuant to Section 5.3(a) and Section 5.3(b).

(h)          1099S. A completed Form 1099S, or effective equivalent thereof, describing the sale of the applicable Purchased Property.

(i)          Withholding Affidavit. If a Withholding Affidavit is required by the Escrow Agent, Seller shall deliver the Withholding Affidavit to the Escrow Agent prior to Closing.

(j)          Non-Foreign Status Affidavit. A certificate of non-foreign status pursuant to Treasury Regulation Section 1.1445-2(b)(2) signed by Seller under penalties of perjury stating Seller’s name, address and US taxpayer identification number and stating that Seller is not a foreign person as defined by Section 1445(f)(3) of the IRC.

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(k)          Good Standing Certificate. A certificate of existence, certified by the Secretary of State of Missouri as of a date which is within fifteen (15) days of Closing, reflecting each Seller’s good standing as a limited liability company.

(l)          Rent Roll. A true, correct, and complete rent roll for the applicable Facility listing each resident as of a date which is within three (3) business days prior to the Closing Date, the unit, bed or room number of such resident, and the amount of the monthly fees to be paid by such resident (including room, meal and other applicable monthly fees), the amount of security deposit, if any, date of Residency Agreement and the expiration date of such Residency Agreement, if applicable.

(m)          Executed Property Leases. Lease Agreements, in form and substance attached as Exhibit E for each Facility (each a “Property Lease” and together the “Property Leases”) duly executed by the applicable Operator.

(n)          Third Party Consents. The third party consents listed on Schedule 5.4(m).

(o)          Books and Records. Possession and control of books and records included as part of the Purchased Property, if any, which are not physically located at the Real Property as of the Closing Date.

(p)          Opinion of Counsel. An opinion of Seller’s counsel confirming the issued and valid status of any governmental licenses, permits or approvals required for each Operator to operate the applicable Facility and compliance with any governmental and/or regulatory licensing, notice and/or approval requirements applicable to the transactions contemplated by this Agreement (including the change in ownership of the Real Property and the Purchaser’s lease of the Real Property to the Operators post-Closing) (provided that Purchaser shall pay one-half (50%) of Seller’s actual costs to deliver such opinions up to a total maximum amount of $5,000.00).

(q)          Title Commitment. A title commitment in accordance with Section 2.4(a), subject only to the Permitted Title Exceptions and endorsed by the Title Company.

(r)          Escrow Agreement. The Post-Closing Escrow Agreement, duly executed by Seller.

Section 5.5   Deliveries by Purchaser. Purchaser shall deliver to Seller on or before the Closing the following:

(a)          Payment Items. The items described in Section 3.2 hereof representing payment of the Purchase Price.

(b)          Assumption Agreement. If applicable, an instrument of assumption of the Assumed Liabilities, substantially the form attached as Exhibit F.

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(c)          Escrow Agreement. The Post-Closing Escrow Agreement, duly executed by Seller.

(d)          Property Leases. The Property Leases executed by each Purchaser.

(e)          Good Standing Certificate. A certificate of existence, certified by the applicable Secretary of State as of a date which is within fifteen (15) days of Closing; reflecting each Purchaser's good standing as a limited liability company.

(f)          Closing Certificate. The certificates required pursuant to Section 5.3(a) and Section 5.3(b).

Section 5.6   Non-Fulfillment of Closing Conditions. Notwithstanding anything in this Agreement to the contrary, the following shall apply exclusively if any of the conditions in Sections Section 5.2 and Section 5.3 are not fulfilled as of the Scheduled Closing Date:

(a)          If any of the conditions set forth in Section 5.2 have not been fulfilled as of the Scheduled Closing Date, but all the conditions set forth in Section 5.3 have been fulfilled or expressly waived by Purchaser, Seller may elect (i) to proceed to Closing and waive such failure for all purposes hereunder; or (ii) terminate this Agreement, in which case the Deposit shall be disbursed to Seller as liquidated damages, and Purchaser shall have no further liability to Seller except with respect to the surviving provisions described in ARTICLE 9. If Seller elects to terminate this Agreement, Seller hereby waives any right to recover the balance of the Purchase Price, or any part thereof, and the right to pursue any other remedy permitted at law or in equity against Purchaser. In no event under this Section 5.6 or otherwise shall Purchaser be liable to Seller for any punitive, speculative or consequential damages.

(b)          If the conditions set forth in Section 5.3(a), Section 5.3(b), Section 5.3(c), Section 5.3(d), Section 5.3(f), Section 5.3(g) or Section 5.3(h) have not been fulfilled as of the Scheduled Closing Date, but all the conditions set forth in Section 5.2 have been fulfilled or expressly waived by Purchaser (other than those conditions that would be fulfilled upon Closing, including without limitation payment of Purchase Price by Purchaser, provided Purchaser is otherwise able to fulfill such conditions upon Closing), Purchaser may elect: (i) to proceed with the Closing and waive any such failure to fulfill one or more of such requirements for all purposes hereunder; or (ii) to extend the Scheduled Closing Date for an additional thirty (30) days in order to provide Seller the opportunity to fulfill such condition and if such condition is not fulfilled within such thirty (30) day additional period Purchaser may terminate this Agreement, in which case the Deposit shall be returned to Purchaser and Seller shall reimburse Purchaser for Purchaser’s actual third party expenses incurred by Purchaser in connection with its due diligence on the Purchased Property; provided, however, such reimbursements shall not exceed One-Hundred Fifty Thousand and No/100 U.S. Dollars ($150,000), and after which Seller shall have no additional liability to Purchaser for such failure, except for the surviving provisions described in ARTICLE 9. In no event under this

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Section 5.6 or otherwise shall Seller be liable to Purchaser for any punitive, speculative or consequential damages.

(c)          If the conditions set forth in or Section 5.3(e) have not been fulfilled as of the Scheduled Closing Date, but all the conditions set forth in Section 5.2 have been fulfilled or expressly waived by Purchaser (other than those conditions that would be fulfilled upon Closing, including without limitation payment of Purchase Price by Purchaser, provided Purchaser is otherwise able to fulfill such conditions upon Closing), Purchaser may elect (i) to proceed with Closing and waive such failure for all purposes hereunder; (ii) to immediately terminate this Agreement, in which case the Deposit shall be returned to Purchaser and Seller shall reimburse Purchaser for Purchaser’s actual third party expenses incurred by Purchaser in connection with its due diligence on the Purchased Property; provided, however, such reimbursements shall not exceed One-Hundred Fifty Thousand and No/100 U.S. Dollars ($150,000), and after which Seller shall have no additional liability to Purchaser for such failure, except for the surviving provisions described in ARTICLE 9; (iii) extend the Scheduled Closing Date for an additional thirty (30) days in order to provide Seller the opportunity to fulfill such condition and if such condition is not fulfilled within such thirty (30) day additional period, the entire Deposit shall be returned to Purchaser and Seller shall reimburse Purchaser for Purchaser’s actual third party expenses incurred by Purchaser in connection with its due diligence on the applicable Purchased Property; provided, however, such reimbursements shall not exceed One-Hundred Fifty Thousand and No/100 U.S. Dollars ($150,000), and after which Seller shall have no additional liability to Purchaser for such failure, except for the surviving provisions described in ARTICLE 9. In no event under this Section 5.6 or otherwise shall Seller be liable to Purchaser for any punitive, speculative or consequential damages.

(d)          If the Closing Conditions set forth in Section 5.3 have not been satisfied before December 1, 2014, Purchaser shall have the absolute right to terminate this Agreement, in which case the Deposit shall be returned to Purchaser.

Section 5.7   Post-Closing Actions.   Seller shall promptly deliver to Purchaser the original of any mail or other communication received by it after the Closing Date pertaining to the Purchased Property, and any payments to which Purchaser is entitled. Purchaser shall promptly deliver to Seller the original of any mail or other communication received by Purchaser after the Closing Date and addressed to Seller which does not pertain to the Purchased Property, and any payments to which Seller is entitled.

Section 5.8   Termination During Due Diligence.  Notwithstanding anything herein to the contrary, Purchaser shall have the right to terminate this Agreement in its entirety at any time during the Due Diligence Period for any reason or for no reason whatsoever. Upon any such termination, the Deposit shall be returned to Purchaser, and the parties shall have no further liability or obligation to one another arising from such termination except for the surviving provisions described in ARTICLE 9.

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ARTICLE 6
Representations and Warranties of Seller

The following representations and warranties are given by the Seller and, as applicable, each representation and warranty related to Seller below shall be deemed to have been given individually on behalf of each entity comprising the Seller. Each entity comprising the Seller hereby represents and warrants, jointly and severally, to Purchaser that as of the Effective Date:

Section 6.1  Organization and Standing.   Each entity comprising the Seller is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Delaware and has the requisite power and authority to own, sell, lease and operate its properties and to carry on its businesses as now being conducted. Each entity comprising the Seller has the company power and authority to execute and deliver this Agreement and to consummate the transactions and perform the obligations contemplated by the Agreement. Each entity comprising the Seller is duly qualified to do business as a foreign limited liability company in the State of Missouri.

Section 6.2  Valid and Binding Obligations. The execution, delivery and performance of this Agreement and all other agreements and instruments to be executed and delivered by Seller hereunder, and the consummation of the transactions contemplated by this Agreement, have been duly authorized by all necessary company action of Seller. This Agreement constitutes, and all instruments required to be executed and delivered by Seller before or at the Closing will constitute, the valid and binding obligations of Seller, enforceable against Seller, in accordance with their respective terms. All persons who have executed this Agreement on behalf of Seller have been duly authorized to do so by all necessary company action of Seller and all persons who execute instruments required to be executed and delivered by Seller before or at the Closing shall have been duly authorized to do so by all necessary company action of Seller.

Section 6.3  Title; Purchased Property Complete.  Seller has good title to all of the Purchased Personal Property, and at the Closing, Seller shall transfer the Purchased Property to Purchaser, free and clear of all liabilities, liens and, encumbrances except for the Assumed Liabilities and the Permitted Encumbrances. Seller has the unrestricted right to convey and assign the Purchased Property. Purchaser acknowledges with respect to the Real Property, that Purchaser will rely solely upon (i) Seller’s warranties contained in the Deed and (ii) Purchaser’s owner’s policy of title insurance, and that Seller gives no other warranty regarding title to the Real Property.

Section 6.4  Taxes and Tax Returns.  All Seller Parties have filed when due or will file when due in correct form all federal and state income tax returns for all periods ending on or prior to the Closing Date which are required to be filed by the applicable Seller Party on or prior to the Closing Date. Other than extensions to file any Seller Party’s tax returns, there are no agreements by any Seller Party for the extension of time for the assessment of any tax. All federal, state, county and local taxes due and payable by any Seller Party on or before the Effective Date have been paid and any taxes due and payable at any time between the

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Effective Date through the Closing will be paid prior to Closing, and there are no federal, state or local tax liens pending or threatened against Seller Party or the Purchased Property. There is no open audit of any of Seller Party’s federal, state, local income, sales use or property tax returns pending, and no Seller Party has received notice of the pendency of any such audit or examination. No Seller Party holds a certificate or other authorization issued by any tax collection body for the purpose of avoiding the payment by such Seller Party of sales and use taxes upon such Seller Party’s purchases of goods and services, nor has any Seller Party applied for such a certificate or other authorization.

Section 6.5   Execution and Delivery.   Except as set forth in Schedule 6.5, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement will:

(a)          violate any provisions of the certificates of formation or operating agreements of Seller;

(b)          violate any contract or agreement relating to borrowed money, or any judgment, order, injunction, decree or award against, or binding upon Seller or upon the property or business of Seller, which violation would prevent, delay or materially hinder consummation of the transactions contemplated by this Agreement;

(c)          result in the creation of any material lien, charge or encumbrance upon any of the Purchased Property pursuant to the terms of any agreement or instrument to which Seller is a party or by or to which Seller or any of the Purchased Property may be bound, subject or affected;

(d)          violate any judgment, order, injunction, decree or award against, or binding upon, Seller or upon the Purchased Property; or

(e)          result in any breach, violation, default or cancellation of any contract, agreement, mortgage, deed to secure debt, or lease to which Seller is a party or by which Seller is bound or the Purchased Property is subject that could have a Material Adverse Effect on the Purchased Property.

Section 6.6  Contracts and Leases.  Schedule 6.6 hereto sets forth all contracts, leases or agreements to which Seller is a party, written or oral, currently in effect that are material to the ownership and use of the Purchased Property, other than the Residency Agreements, in each case identifying the applicable Facility to which such agreements relate. Each of such contracts is in full force and effect in accordance with its terms. Seller is not in material breach, default or violation of any such contracts and, to Seller’s Knowledge, no other party to any such contract or lease is in material breach, default or violation thereof.

Section 6.7   Residency Agreements and Related Matters. Schedule 6.7 contains a list of all of the Residency Agreements currently in effect.  Each of the Residency Agreements is in full force and effect in accordance with its terms. Seller has made available to

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Purchaser true and correct copies of all Residency Agreements, including all material amendments or modifications to same. No Seller Party is in material breach, default or violation of any Residency Agreement and, to Seller’s Knowledge, no other party to any such contract is in material breach, default or violation thereof. No event has occurred and no condition exists that, with the passage of time or the giving of notice, or both, would constitute a material default by any Seller Party or, to Seller’s Knowledge, any other party to any Residency Agreement. Except as otherwise noted on Schedule 6.7, Seller has no obligation with respect to refund of any deposits, interest on deposits or similar obligations with respect to any Residency Agreement. The rent roll provided pursuant to Section 5.4(l) is true and correct in all material respects as of the date thereof.

Section 6.8  Permits and Licenses.  Schedule 6.8 contains a complete list of all material governmental permits, licenses, certificates and authorizations held by any Seller Party that relate to the ownership, use, operation or management of the Purchased Property (the “Permits and Licenses”).  Seller shall make available to Purchaser true and correct copies of all Permits and Licenses before the end of the Diligence Materials Due Date. The Permits and Licenses are in full force and effect, and have not been revoked or rescinded, nor to Seller’s Knowledge has any governmental agency or authority threatened to revoke or rescind any such Permit or License. To Seller’s Knowledge, each Seller Party is using, operating and managing the Purchased Property in material compliance with the terms and conditions of the Permits and Licenses, and except as noted in periodic inspection or survey reports by agencies having jurisdiction over the Seller Parties, copies of which shall be made available to Purchaser before the end of the Diligence Materials Due Date and promptly when received thereafter, no Seller Party has received no written notice of any uncured deficiency or violation of any such term or condition from any applicable government body or agency. Except for the Permits and Licenses shown on said Schedule 6.8, there are to Seller’s Knowledge no other material governmental permits, licenses, certificates or authorizations required for Seller to own, use, operate or manage the Purchased Property as currently operated by the Seller Parties.

Section 6.9  Insurance.  Schedule 6.9 lists all of Seller’s policies of property and casualty insurance and liability insurance currently in effect and covering the Facilities and operation thereof by the Seller Parties, copies of which will be made available for review by Purchaser prior to the end of the Diligence Materials Due Date.  Each such policy currently is in full force and effect and, to Seller’s Knowledge, no Seller Party has not taken or failed to take any action which would limit or impair any Seller Party’s rights thereunder with respect to any matter for which Purchaser could be held liable as a successor to Seller. Schedule 6.9 lists any pending, unresolved claims under Seller Party’s policies of property and casualty or liability insurance, as well as all claims made and resolved within the past three (3) years. Seller has not received written, or to Seller’s Knowledge, oral, notice of any pending cancellation or nonrenewal of such policies.

Section 6.10  Employees.

Seller and Operator have complied in all material respects with all laws and regulations dealing with employment of Employees. Schedule 6.10 provides a list and brief description of all

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litigation or administrative claims filed by Employees or former employees who performed services for the Business against Seller or Operator during the past three (3) years, if any.

Section 6.11  Litigation. Except as described on Schedule 6.11, there is no litigation, action, suit, or other proceeding currently pending, or to Seller’s Knowledge, threatened against any Seller Party, at law or in equity, or before any federal, state, municipal, local or other governmental or quasi-governmental authority, or before any arbitrator. To Seller’s Knowledge, there is no pending investigation outside the ordinary course of business of any Seller Party or Facility by any governmental or quasi-governmental authority. Seller is not subject to any judgment, injunction, order, writ or decree of any court or other governmental authority or agency relating specifically to Seller or to the ownership, operation or management of the Purchased Property and/or the operations of the Business.

Section 6.12  Compliance with Laws. Except as otherwise noted on Schedule 6.12:

(a)          Each Seller Party is in compliance in all material respects with all applicable laws, rules or regulations in connection with its ownership, use, operation or management of the applicable Facility, including without limitation all laws, rules and regulations related to Government Programs and has not received notice of any violation thereof which has not been cured as of the Effective Date.

(b)          There are no pending or threatened (i) civil monetary penalties, terminations or exclusions from participation in any Government Programs for any Facility, (ii) material payment denials, or (iii) other sanctions of a governmental authority against any Seller Party or the Facilities. Seller and Business are in good standing in all applicable Government Programs. No Seller Party nor the Business has any material liabilities to any third-party fiscal intermediary or carrier administering the Government Programs, directly to the Government Programs or any Governmental Authority, or to any other third-party payor for the recoupment of any amounts previously paid by any such third-party fiscal intermediary, carrier, Government Program, or other third-party payor. Except for industry standard reviews and audits, no Seller Party nor the Business has any pending or, to Seller’s knowledge, threatened investigations, audits, or other actions by any third-party fiscal intermediary or carrier administering the Government Programs or any Governmental Authority, by the United States Department of Health and Human Services, any state Medicaid agency, intermediary or carrier, or any third party to recoup, set-off, or suspend payments to, or demand a refund from, or terminate provider agreements with, or asserting any claim, demand, penalty, fine, or other sanction with respect to any of the activities, practices, policies, or claims of any Seller Party or the Business. To Seller’s Knowledge, no Seller Party, nor any party on behalf of any Seller Party or any Facility has received any over-payment or unearned payment from any Government Program or, to Seller’s Knowledge, submitted to any Government Program any false or fraudulent claim for payment.

(c)          No Seller Party nor the Business has, to Seller’s Knowledge, engaged in any activities which are prohibited, or are cause for civil penalties or mandatory or permissive

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exclusion from Medicare, Medicaid, or any other State Health Care Program or Federal Health Care Program (as those terms are defined in 42 C.F.R. Section 1001.2) under 42 U.S.C. Sections 1320a-7, 1320-7a, 1320a-7b, or 1395nn, or the Federal False Claims Act, 31 U.S.C. Section 3729, or the regulations promulgated pursuant to such statutes, nor has any Seller Party, any Facility, or any employees or contractors of Seller or any Facility been excluded from participation in any such program.

(d)          Each Seller Party has, and the Facilities have, complied with all applicable security and privacy standards regarding protected health information under the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act provisions of the American Recovery and Reinvestment Act of 2009, all applicable state privacy laws, and with all applicable regulations promulgated under any such legislation.

(e)          No Seller Party nor any Facility has submitted any claim to any Government Program in connection with any referrals that violated any applicable self-referral Law, including the Federal Ethics in Patient Referrals Act, 42 U.S.C. Section 1395nn (the “Stark Law”) or any applicable state self-referral Law.

(f)          Each Seller Party has, and the Facilities have, complied with all disclosure requirements of all applicable self-referral Laws, including the Stark Law and any applicable state self-referral law.

(g)          No Seller Party nor any Facility has knowingly or willfully solicited, received, paid, or offered to pay any remuneration, directly or indirectly, overtly or covertly, in cash or in kind, for the purpose of making or receiving any referral which violated any applicable anti-kickback law, including the federal Anti-Kickback Statute, 42 U.S.C. Section 1320-7b(b) (known as the “Anti-Kickback Statute”).

Section 6.13  Financial Statements.  The financial statements of the Seller Parties for the period ended December 31, 2013 and for the five (5) months ended May 31, 2014 are attached hereto as Schedule 6.13 (the “Financial Statements”).  Except as otherwise set forth on Schedule 6.13, the Financial Statements have been prepared consistently applied throughout the periods indicated and present fairly in all material respects the results of operations and financial condition of the Seller for the respective periods indicated. The monthly financial reports to be provided to Purchaser pursuant to Section 4.2(k) will be based upon the books and records of the Seller Parties consistent with Seller’s current reporting practice, and will present fairly in all material respects the information purported to be presented therein.

Section 6.14  Real Property.  To Seller’s Knowledge, and except as may be disclosed on Schedule 6.14, the current use of the Real Property by the Seller Parties complies in all material respects with applicable zoning and land use laws, rules and regulations and with all applicable building codes, and no Seller Party has received written notice of any

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zoning, land use or building code violation relative to the Real Property which has not been cured prior to the date hereof. To Seller’s Knowledge (unless Seller is a party thereto), there is no pending litigation or dispute concerning the location of the lines and corners of the Real Property. No Seller Party has received written notice of, and has no other Knowledge of, pending, threatened or contemplated actions by any governmental authority or agency having the power of eminent domain, which might result in any part of the Real Property being taken by condemnation or conveyed in lieu thereof. To Seller’s Knowledge, there is no claim of adverse possession with respect to any part of the Real Property.

Section 6.15 Environmental Matters.  Except as disclosed on Schedule 6.15, or in any environmental audit or inspection report made available by Seller before the end of the Diligence Materials Due Date to Purchaser or the ESAs generated by Purchaser’s environmental consultants, to Seller’s Knowledge: (a) no areas exist on the Real Property where Hazardous Substances have been generated, disposed of, released, stored or found in violation of any Environmental Laws, and Seller has no Knowledge and has received no notice of the existence of any such areas for the generation, storage or disposal of any Hazardous Substances on the Real Property in violation of any Environmental Laws; (b) neither any Seller Party nor any of their respective agents has violated in any material respect any of the applicable Environmental Laws relating to or affecting the Real Property; (c) the Real Property is presently in compliance in all material respects with all Environmental Laws; (d) the Seller Parties have obtained all material licenses, permits and/or other governmental or regulatory approvals necessary to comply with Environmental Laws relating to their respective use of the Real Property, and the Seller Parties are in compliance in all material respects with the terms and provisions of all such licenses, permits and/or other governmental or regulatory approvals; (e) no underground storage tanks are currently located on the Real Property; (f) the Real Property has not been previously used as a landfill or as a dump for garbage or refuse; and (g) no asbestos containing building material or lead based paint are present in any structures located on the Real Property. Notwithstanding the generality of any of the other representations and warranties in this ARTICLE 6, this Section 6.15 contains the exclusive representations and warranties of Seller with respect to compliance with Environmental Laws and the presence or absence of Hazardous Substances.

Section 6.16  Brokers, Finders.  Seller has not retained any broker or finder in connection with the transactions contemplated hereby so as to give rise to any claim against Purchaser for any brokerage or finder’s commissions, fee, or similar compensation.

Section 6.17  FIRPTA.  Seller is not a “foreign person” as that term is defined in the Internal Revenue Code of 1986, as amended, and the regulations promulgated pursuant thereto, and Purchaser has no obligation under Internal Revenue Code Section 1445 to withhold and pay over to the Internal Revenue Service any part of the amount realized by Seller in the transaction contemplated hereby (as such term is defined in the regulations issued under IRC Section 1445).

Section 6.18  Solvency.  Seller is not now insolvent, and will not be rendered insolvent by completion of the transactions contemplated herein. For purposes of the

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preceding sentence, “insolvent” means, upon completion of the Closing, (i) that the fair market value of Seller’s assets is less than the sum of Seller’s debts and other liabilities or (ii) Seller has inadequate cash flow to service its debts as they come due. Upon the completion of the transactions contemplated herein, Seller will have adequate capital for the purposes of engaging in any business or transaction in which Seller is or will engage.

Section 6.19  Consent of Third Parties.  Except as otherwise set forth on Schedule 6.19, no consent of any third party is required as a condition to the entering into, performance or delivery of this Agreement by Seller, other than such consents as would not, in any individual case or in the aggregate, have a material adverse effect upon Purchaser’s ability to complete the purchase of the Purchased Property or the ability of the Operators to operate the Facilities post-Closing in substantially the manner the Facilities are currently being operated.

Section 6.20  No Governmental Approvals; Permits.  Except as set forth in on Schedule 6.20, no order, permission, consent, approval, license, authorization, registration or validation of, or filing with, or exemption by, any governmental agency, commission, board or public authority is required to authorize, or is required in connection with the execution, delivery and performance by Seller of this Agreement or the taking of any action contemplated by this Agreement, which has not been obtained.

Section 6.21  Assessments. Except as described in Schedule 6.21, to Seller’s Knowledge, there are no (i) special or other assessments for public improvements or otherwise now affecting any of the Purchased Property, (ii) any pending or threatened special assessments affecting the Purchased Property, or (iii) any contemplated improvements affecting any of the Purchased Property that may result in special assessments affecting any of the Purchased Property. Each of the Facilities is appropriately licensed, taking into account the levels of care and services provided at such Facility and the requirements of applicable laws and regulations where the Facility is located. Each of the Facilities is certified and participates as a provider in the Medicare and Medicaid reimbursement programs. The Operators have all permits, licenses and authorizations necessary for the conduct of, or relating to the legal use, ownership and operation of, the Facilities as now operated. All permits, licenses and authorizations of the Seller Parties are valid and in full force and effect.

Section 6.22  Title Encumbrances.   Except as described on Schedule 6.22, Seller is not in default under any of its material obligations under any recorded agreement, easement or instrument encumbering title to the Real Property, and to Seller’s Knowledge, there is no default on the part of any other party thereto.

Section 6.23 Affordable Housing Units.  No bedroom or unit at any Facility is leased or reserved for lease as an affordable housing unit or for low or moderate income residents. No Facility is required to lease or reserve any unit or bedroom as an affordable housing unit or bedroom or for low or moderate income residents pursuant to a presently existing agreement or requirement of law.

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Section 6.24  Loans. There are no loans or debts secured by any of the Purchased Property except for (ii) loans and debts described on Schedule 6.24, or (iii) loans and debts reflected on the Title Policy.

Section 6.25   No Other Warranties.

Except for the express representations and warranties of Seller contained in this ARTICLE 6 or in the Deed or Bill of Sale and Assignment, Purchaser acknowledges that Seller has not made, and Purchaser has not relied upon, any other representation or warranty, express or implied, with respect to Seller, the Business, the Purchased Property or the transactions contemplated herein.

ARTICLE 7
Representations and warranties of Purchaser

Purchaser hereby represents and warrants to Seller as follows:

Section 7.1   Organization and Standing.  Purchaser is a limited partnership organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Purchaser has the partnership power and authority to execute and deliver this Agreement and to consummate the transactions and to perform its obligations contemplated by this Agreement. Purchaser is, or on or prior to the Closing will be, duly qualified to do business as a foreign limited liability company in the State of Missouri.

Section 7.2   Execution and Delivery.  The execution and delivery of this Agreement, and the consummation of the transactions contemplated by this Agreement, have been duly authorized by all necessary partnership action of Purchaser. This Agreement constitutes, and all instruments required to be executed and delivered by Purchaser before or at the Closing will constitute, the valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their respective terms. All persons who have executed this Agreement on behalf of Purchaser have been duly authorized to do so by all necessary company action of Purchaser and all persons who execute instruments required to be executed and delivered by Purchaser before or at the Closing shall have been duly authorized to do so by all necessary company action of Purchaser. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement will:

(a)          violate any provisions of the certificate of partnership or partnership agreement of Purchaser;

(b)          violate any contract or agreement relating to borrowed money, or any judgment, order, injunction, decree or award against, or binding upon Purchaser or upon the property or business of Purchaser, which violation would prevent, delay or materially hinder consummation of the transactions contemplated by this Agreement;

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(c)          violate any judgment, order, injunction, decree or award against, or binding upon, Purchaser; or

(d)          result in any breach, violation, default or cancellation of any contract, agreement, mortgage, deed to secure debt, or lease to which Purchaser is a party or by which Seller is bound and that could have a material adverse effect upon Purchaser’s ability to consummate the transactions described herein.

Section 7.3  Solvency.  Purchaser is not now insolvent, and will not be rendered insolvent by completion of the transactions contemplated herein. For purposes of the preceding sentence, “insolvent” means, upon completion of the Closing, (i) that the fair market value of Purchaser’s assets is less than the sum of Purchaser’s debts and other liabilities or (ii) Purchaser has inadequate cash flow to service its debts as they come due. Upon the completion of the transactions contemplated herein, Purchaser will have adequate capital for the purposes of any business or transaction in which Purchaser is or will engage.

Section 7.4  Consent of Third Parties.  Except for the licenses and permits described in Section 5.3(d), no consent of any third party is required as a condition to the entering into, performance or delivery or this Agreement by Purchaser, other than such consents as would not, in any individual case or in the aggregate, have a material adverse effect upon Purchaser’s ability to consummate the transactions contemplated by this Agreement.

Section 7.5   No Governmental Approvals.  To Purchaser’s knowledge, except for the requirement for Purchaser to obtain the licenses and permits described in Section 5.3(d), no order, permission, consent, approval, license, authorization, registration or validation of, or filing with, or exemption by, any governmental agency, commission, board or public authority is required to authorize, or is required in connection with the execution, delivery and performance by Purchaser of this Agreement or the taking of any action contemplated by this Agreement, which has not been obtained.

Section 7.6   Brokers, Finders.  Purchaser has not retained any broker or finder in connection with the transactions contemplated hereby so as to give rise to any valid claim against Seller for any brokerage or finder’s commission, fee, or similar compensation.

ARTICLE 8
Indemnification

Section 8.1   Indemnification by Seller. Following the Closing, each entity comprising the Seller shall jointly and severally indemnify, hold harmless and defend Purchaser from and against any and all losses, damages, costs, expenses, liabilities, obligations and claims of any kind (including, without limitation, reasonable attorneys’ fees and other legal costs and expenses) (collectively, “Losses”) which Purchaser may at any time suffer or incur, or become subject to, as a result of or in connection with:

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(a)          any breach or inaccuracy of any of the representations and warranties made by Seller in this Agreement;

(b)          any failure by Seller to carry out, perform, satisfy and discharge any of its covenants, agreements, undertakings, liabilities or obligations under this Agreement;

(c)          the Excluded Liabilities;

(d)          the failure to comply with applicable bulk sales laws; or

(e)          any federal, state, or local income, payroll, sales and use, ad valorem or other taxes payable by Seller or for which Seller is liable in connection with any period prior to the Closing Date, and any interest or penalties thereon.

Section 8.2  Indemnification by Purchaser.  Following the Closing, Purchaser shall indemnify and hold harmless Seller from and against, and reimburse Seller for, any and all Losses which Seller may at any time suffer or incur, or become subject to, as a result of or in connection with:

(a)          any breach or inaccuracy of any representations and warranties made by Purchaser in or pursuant to this Agreement;

(b)          any failure by Purchaser to carry out, perform, satisfy and discharge any of its covenants, agreements, undertakings, liabilities or obligations under this Agreement; or

(c)          the Assumed Liabilities.

Section 8.3  Indemnification Limits; Survival.  Purchaser Indemnification Limits; Survival. Purchaser shall not be entitled to any indemnification from Seller under Section 8.1(a) or Section 8.1(b) unless and until the aggregate amount of indemnifiable claims of Purchaser under this Agreement exceeds Twenty-Five Thousand Dollars ($25,000) (the “Seller Threshold”), at which point Seller shall be liable for all indemnifiable claims of Purchaser under Section 8.1(a) and Section 8.1(b). Seller’s liability for indemnification under Section 8.1(a) and Section 8.1(b) shall not in any case exceed five percent (5%) of the total Purchase Price (the “Indemnification Cap”); provided, however, that neither the Seller Threshold nor the Indemnification Cap shall apply in the case of: (i) fraud on the part of Seller; (ii) any claims arising under Section 8.1(a) with respect to the representations and warranties contained in Section 6.1, Section 6.2, Section 6.3, Section 6.5, Section 6.16, or Section 6.17 (which shall be limited to the Purchase Price); or (iii) any claims arising under Sections Section 8.1(c), Section 8.1(d), or Section 8.1(e). All of Seller’s representations and warranties under this Agreement shall survive for a period of twenty-four (24) months following the Closing Date. Purchaser’s right to make any claim for indemnification against Seller under Section 8.1(a), Section 8.1(b) and Section 8.1(d) shall expire at the end of the twenty-fourth (24th) month following the Closing; provided, however, that any claim for which Purchaser has given written notice prior to expiration of such twenty-four (24) month

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anniversary shall survive until finally adjudicated; and further provided that Purchaser’s right to make any claim for indemnification pursuant to Section 8.1(c) and/or Section 8.1(e) shall survive for the applicable statute of limitations period for collection of the applicable tax.

(b)          Seller Indemnification Limits; Survival. Seller shall not be entitled to any indemnification from Purchaser under Sections Section 8.2(a) or Section 8.2(b) unless and until the aggregate amount of indemnifiable claims of Seller under this Agreement, Twenty-Five Thousand Dollars ($25,000) (the “Purchaser Threshold”), at which point Purchaser shall be liable for all indemnifiable claims of Seller under Section 8.2(a) and Section 8.2(b). Purchaser’s liability for indemnification under Section 8.2(a) and Section 8.2(b) shall not in any case exceed five percent (5%) of the total Purchase Price (the “Purchaser Indemnification Cap”); provided, however, that neither the Purchaser Threshold nor the Purchaser Indemnification Cap shall apply in the case of: (i) fraud on the part of Purchaser; (ii) any claims arising under Section 8.2(a) with respect to the representations and warranties contained in Sections Section 7.1, Section 7.2, and Section 7.6 (which shall be limited to the Purchase Price); or (iii) any claims arising under Section 8.2(c). All of Purchaser’s representations and warranties under this Agreement shall survive for a period of twenty-four (24) months following the Closing Date.

(c)          For purposes of determining the amount of Losses that are subject to indemnification hereunder with respect to any events, facts or circumstances, after determining whether or not such facts, events or circumstances give rise to a breach of a representation or warranty (after giving full effect to any qualifications as to materiality or similar standards, or of lack of “material adverse effect,” contained in such representation and warranty), the determination of the amount of Losses for such breach of representation and warranty, as it relates to such facts, events or circumstances, shall be made without giving effect to any qualifications as to materiality or similar standards, or the lack of “material adverse effect” contained in such representation or warranty.

(d)          Any payments made pursuant to ARTICLE 8 of this Agreement shall be treated as a purchase price adjustment for income tax purposes.

(e)          For purposes of this Section 8.3, the total Purchase Price shall be deemed to mean the Purchase Price, as adjusted in accordance with the terms of this Agreement, for each Facility for which a Closing has occurred hereunder.

Section 8.4   Procedures Regarding Third Party Claims.   The procedures to be followed by Purchaser and Seller with respect to indemnification hereunder regarding claims by third parties shall be as follows:

(a)          Promptly after receipt by Purchaser or Seller, as the case may be, of notice of the commencement of any action or proceeding or the assertion of any claim by a third person, which the party receiving such notice has reason to believe may result in a claim by it for indemnity pursuant to this Agreement, such person (the “Indemnified Party”) shall give notice of such action, proceeding or claim to the party against whom indemnification is sought (the

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“Indemnifying Party”), setting forth in reasonable detail the nature of such action or claim, including copies of any written correspondence from such third person to such Indemnified Party.

(b)          The Indemnifying Party shall be entitled, at its own expense, to assume and control such defense with counsel chosen by the Indemnifying Party and approved by the Indemnified Party, which approval shall not be unreasonably withheld or delayed. The Indemnified Party shall be entitled to participate in such defense after such assumption at the Indemnified Party’s own expense. Upon assuming such defense, the Indemnifying Party shall have full rights to enter into any monetary compromise or settlement which is dispositive of the matters involved; provided that such settlement is paid in full by the Indemnifying Party and will not have any continuing material adverse effect upon the Indemnified Party.

(c)          With respect to any action, proceeding or claim as to which the Indemnifying Party shall not have exercised its right to assume the defense, the Indemnified Party may assume and control the defense of and contest such action, proceeding or claim with counsel chosen by it. The Indemnifying Party shall be entitled to participate in the defense of such action, the cost of such participation to be at its own expense. The Indemnifying Party shall be obligated to pay the reasonable attorneys’ fees and expenses of the Indemnified Party to the extent that such fees and expenses relate to claims as to which indemnification is due under Section 8.1 or Section 8.2 hereof, as the case may be. The Indemnified Party shall have full rights to dispose of such action and enter into any monetary compromise or settlement; provided, however, in the event that the Indemnified Party shall settle or compromise any claims involved in the action insofar as they relate to, or arise out of, the same facts as gave rise to any claim for which indemnification is due under Section 8.1 or Section 8.2 hereof, as the case may be, it shall act reasonably and in good faith in doing so.

(d)          Both the Indemnifying Party and the Indemnified Party shall cooperate fully with one another in connection with the defense, compromise or settlement of any such claim, proceeding or action, including, without limitation, by making available to the other all pertinent information and witnesses within its control.

Section 8.5   General Qualifications on Indemnification.  Notwithstanding any provision to the contrary, the indemnification rights set forth in Section 8.1 and Section 8.2 shall be subject to the following:

(a)          The liability of an Indemnifying Party with respect to any indemnification claim shall be reduced by the amount of any tax benefit actually realized received by Indemnified Party as a result of any damages, upon which such claim is based, and shall include any tax detriment actually suffered by the Indemnified Party as a result of such damages. The amount of such tax benefit or detriment shall be determined by taking into account the effect, if any, and to the extent determinable, of timing differences resulting from the acceleration or deferral of items of gain or loss resulting from such damages.

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(b)          In no event shall any Indemnifying Party be liable to any Indemnified Party for (nor shall any claimed indemnification amounts include) any punitive, incidental, consequential, special or indirect damages, including loss of future revenue or income, loss of business reputation or opportunity or lost profits relating to the breach or alleged breach of this Agreement, or diminution of value or any damages based on any type of multiple.

(c)          Payments by an Indemnifying Party pursuant to this Section 8.4 pursuant to Section 8.1 or Section 8.2 shall be limited to the amount of any liability or damage that remains after deducting therefrom any insurance proceeds and any indemnity, contribution or other similar payment received or reasonably expected to be received by the Indemnified Party in respect of any such claim. The Indemnified Party shall use its commercially reasonable efforts to recover under insurance policies or indemnity, contribution or other similar agreements for any losses prior to seeking indemnification under this Agreement.

(d)          Upon payment in full of any indemnification claim, the Indemnifying Party shall be subrogated to the extent of such payment to the rights of the Indemnified Party against any person or entity with respect to the subject matter of such indemnification claim.

(e)          An Indemnified Party may not recover for any losses otherwise indemnifiable under Section 8.1(a), Section 8.1(b), Section 8.2(a) or Section 8.2(b) if such Indemnified Party had actual (and not imputed) knowledge prior to Closing of the breach, inaccuracy or failure giving rise to such losses.

(f)          An Indemnifying Party shall be relieved of its duty to indemnify an Indemnified Party hereunder if and to the extent the Indemnified Party fails to use commercially reasonable efforts in good faith to mitigate its damages, including, but not limited to, failure to give timely notice to its insurance carriers and to pursue recovery under applicable policies of insurance.

(g)          Any amounts due to Purchaser from Seller pursuant to this ARTICLE 8 shall be paid first from the Holdback Amount in accordance with the Escrow Agreement, until the Holdback Amount has been exhausted or released.

Section 8.6   Exclusivity.   Following the Closing, in the absence of actual fraud on the part of Seller (in which case Purchaser may avail itself of statutory and common law remedies for fraud), the right to receive indemnification under this ARTICLE 8 shall be the sole and exclusive remedy of Purchaser or Seller for monetary damages of any kind with respect to this Agreement (including any certificate certifying compliance with, or the truth or accuracy of, any provision of this Agreement) or conduct otherwise relating to the negotiation and consummation of the purchase and sale of the Purchased Property hereunder.

Section 8.7   Effective Upon Closing.  The provisions of this ARTICLE 8 shall become effective upon completion of the Closing, and shall have no force and effect prior to the Closing or if this Agreement is terminated prior to Closing.

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ARTICLE 9
Termination

This Agreement and the transactions contemplated hereby may be terminated at any time prior to Closing as follows:

(a)          in its entirety by mutual written agreement of Seller and Purchaser;

(b)          by Purchaser as and to the extent permitted pursuant to Section 2.4(d)(ii), Section 5.6(b), Section 5.6(c), Section 5.6(d), Section 5.8, Section 10.11 and Section 10.12;

(c)          by Seller as and to the extent permitted pursuant to Section 5.6(a);

(d)          if a court of competent jurisdiction or other governmental agency shall have issued an order, decree, or ruling or taken any other action (which order, decree or ruling the parties hereto shall use their best efforts to lift), in each case permanently restraining, enjoining, or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling, or other action shall have become final and nonappealable; or

(e)          by the Purchaser in its entirety if the Seller shall have breached any of its representations, warranties, covenants or agreements contained in this Agreement (other than the conditions contained in Section 5.2 hereof), which breach cannot be or has not been cured within five (5) business days after the giving of written notice by the Purchaser to the Seller specifying such breach.

Upon termination of this Agreement prior to Closing, except as otherwise expressly provided herein, the parties shall have no further liability hereunder except that the following provisions shall survive any such termination: Section 4.1(d), Section 4.5, Section 4.6(b)(v) and Section 4.7. In the event of any termination of this Agreement pursuant to subsection ARTICLE 9(e) above, the Deposit shall be returned to Purchaser and Purchaser shall be entitled to reimbursement by Seller of all of its costs and expenses related to the potential acquisition of the Facilities, including without limitation legal fees and fees paid to third parties related to Purchaser’s due diligence review of the Facilities provided, however, such reimbursements shall not exceed One-Hundred Fifty Thousand and No/100 U.S. Dollars ($150,000).

ARTICLE 10
Miscellaneous

Section 10.1   Access to Books and Records after Closing.  Following the Closing, Purchaser shall give Seller or its authorized representatives access, during normal business hours and upon prior notice, to such books and records constituting or relating to the Purchased Property as shall be reasonably requested by Seller in connection with the preparation and filing of the party’s tax returns, to comply with regulatory requirements, to defend or

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discharge the Excluded Liabilities, or for any other valid business purpose, and to make extracts and copies of such books and records. Purchaser agrees to retain all books and records included as part of the Purchased Property for at the later of (a) one (1) year following the Closing Date, or (b) as required by applicable law.

Section 10.2   Notices.  All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (i) on the date of service if served personally on the party to whom notice is to be given, (ii) on the day of transmission if sent via facsimile transmission to the facsimile number given below, and telephonic confirmation of receipt is obtained promptly after completion of transmission, or if sent via electronic mail (e.g. email), (iii) on the day after delivery to FedEx or similar overnight courier, or (iv) on the tenth (10th) day after mailing, if mailed to the party to whom notice is to be given, by first-class mail, registered or certified, return receipt requested, postage prepaid and properly addressed, to the party as follows:

If to Purchaser:	American Realty Capital Healthcare Trust II Operating Partnership, L.P. Attn: Edward M Weil., Jr. 405 Park Avenue, 2nd Floor New York, New York 10022 Email: mweil@arlcap.com
With a copy (which will not constitute notice) to:	Jesse Galloway American Realty Capital Healthcare Trust II Operating Partnership, L.P. 405 Park Avenue, 14th Floor New York, New York 10022 Email: jgalloway@arlcap.com
With a copy (which will not constitute notice) to:	Foley & Lardner LLP Attn: Michael A. Okaty Taylor C. Pancake 111 North Orange Avenue Suite 1800 Orlando, Florida 32801 Email: tpancake@foley.com
If to Seller:	c/o Platinum Health Care, LLC Attn: Ben Klein 7444 Long Avenue Skokie, IL 60077 Email: bklein@plthc.com

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With a copy (which will not constitute notice) to:	Gutnicki LLP Attn: Abraham A. Gutnicki Stacy J. Flanigan 4711 Golf Road, Suite 200 Skokie, IL 60076 Email: sflanigan@gutnicki.com

Any party may change the address to which notices are to be sent to it by giving written notice of such change of address to the other parties in the manner herein provided for giving notice.

Section 10.3   Good Faith; Cooperation.  The parties shall in good faith undertake to perform their obligations in this Agreement, to satisfy all conditions and to cause the transactions contemplated by this Agreement to be carried out promptly in accordance with its terms. The parties shall cooperate fully with each other and their respective representatives in connection with any actions required to be taken as part of their respective obligations under this Agreement.

Section 10.4   Assignment; Exchange Cooperation; Successors in Interest.  Neither Purchaser nor Seller may assign any of their respective rights hereunder, except with the prior written consent of the other (which shall not be unreasonably withheld or delayed); provided, however, that prior to the Closing Purchaser may assign its rights under this Agreement, in whole or in part, to any affiliate or related entity of Purchaser, including without limitation the special purpose entities identified in Schedule 10.4 attached hereto. Any such assignee shall be deemed to have made the same representations to Seller. This Agreement is binding upon the parties and their respective successors or assigns and inures to the benefit of the parties and their permitted successors and assigns.

Section 10.5   No Third Party Beneficiaries. The parties do not intend to confer any benefit under this Agreement on anyone other than the parties, and nothing contained in this Agreement shall be deemed to confer any such benefit on any other person, including any current or former employee or agent of Seller or any dependent or beneficiary of any of them.

Section 10.6   Severability. Any determination by any court of competent jurisdiction of the invalidity of any provision of this Agreement that is not essential to accomplishing its purposes shall not affect the validity of any other provision of this Agreement, which shall remain in full force and effect and which shall be construed as to be valid under applicable law.

Section 10.7   Purchaser Records Rights.  Upon Purchaser’s request, for a period of one (1) year after Closing, Seller shall make the operating statements and any and all books, records, correspondence, financial data, leases, delinquency reports and all other documents and matters maintained by Seller or its agents and relating to receipts and expenditures reasonably necessary to complete an audit pertaining to the Purchased Property for

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the three (3) most recent full calendar years and the interim period of the current calendar year (collectively, the “Records”) available to Purchaser for inspection, copying and audit by Purchaser’s designated accountants, and at Purchaser’s expense. Seller shall provide Purchaser, but without expense to Seller, with copies of, or access to, such factual and financial information as may be reasonably requested by Purchaser or its designated accountants, and in the possession or control of Seller, to enable Purchaser to file any filings required by the Securities and Exchange Commission (the “SEC”) in connection with the purchase of the Purchased Property. Seller understands and acknowledges that Purchaser is required to file audited financial statements related to the Purchased Property with the SEC within seventy-one (71) days of the Closing Date and agrees to provide any records on a timely basis to facilitate Purchaser’s timely submission of such audited financial statements. The provisions of this Section 10.7 shall survive Closing.

Section 10.8    Controlling Law; Integration; Amendment; Waiver.

(a)          This Agreement shall be governed by and construed in accordance with the laws and case decisions of the State of Missouri applicable to contracts made and to be performed therein.

(b)          This Agreement and the other contracts, documents and instruments to be delivered pursuant to this Agreement supersede all prior negotiations, agreements, information memoranda, letters of intent and understandings between the parties with respect to their subject matter, whether written or oral, constitute the entire agreement of the parties with respect to their subject matter, and may not be altered or amended except in writing signed by Purchaser and Seller. Neither of the parties has made or relied upon any representation, warranty or assurances in connection with the transactions contemplated hereunder other than those expressly made herein.

(c)          The failure of any party at any time or times to require performance of any provision of this Agreement shall in no manner affect its right to enforce the same, and no waiver by any party of any provision (or of a breach of any provision) of this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed or construed either as a further or continuing waiver of any such provision or breach or as a waiver of any other provision (or of a breach of any other provision) of this Agreement.

Section 10.9     Time.  Time is of the essence with respect to this Agreement.

Section 10.10  Survival.  For the avoidance of doubt and notwithstanding anything contrary in this Agreement, Section 1.3, Section 4.5, Section 4.6, Section 4.7, Section 4.9, Section 4.11, Section 5.7, ARTICLE 8, and ARTICLE 10 of this Agreement shall survive the Closing of this Agreement.

Section 10.11   Eminent Domain - Condemnation. If, prior to Closing, all or portion of Real Property comprising at least five percent (5%) of the Real Property

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associated with any Facility is subject to an eminent domain or condemnation proceeding, Seller, immediately upon learning thereof, shall give written notice to Purchaser. Thereafter, Purchaser shall have a period of thirty (30) days within which to elect, by written notice to Seller, to terminate this Agreement in its entirety. Upon any such termination the Deposit shall be returned to Purchaser, and the Agreement shall become null and void in its entirety. If no such election is timely made, Purchaser shall be deemed to have waived its rights under this paragraph, except that, if the transaction contemplated hereby closes, Purchaser shall be entitled to the proceeds or the right to negotiate, settle and collect the proceeds of such condemnation award, and Seller shall execute and deliver all documents reasonably requested of Seller in order to effectuate this section.

Section 10.12  Risk of Loss.   Seller assumes all risks and liability for loss, damage, destruction or injury by fire, storm, accident or any other casualty to the Real Property from all causes until the Closing has been consummated. In the event of any damage or destruction prior to Closing with an estimated repair cost of greater than Fifty Thousand and No/100 U.S. Dollars ($50,000) for any Facility, Purchaser shall have the option exercisable by written notice to Seller within thirty (30) days after Purchaser is notified of such casualty, to terminate this Agreement in which case the parties shall have no further rights or obligations under the Agreement and the Deposit shall be returned to Purchaser; or Purchaser may elect to close this transaction and, in such event Purchaser shall be entitled to receive the full amount of any proceeds of such insurance payable on account of loss, damage or destruction after the date hereof and Seller shall be liable for the payment to Purchaser of all deductibles under applicable insurance policies. Seller covenants to execute such assignments, drafts and other instruments as may be required to effectuate this section.

Section 10.13  Attorneys’ Fees.  In the event either party brings an action to enforce or interpret any of the provisions of this Agreement, the “prevailing party” in such action shall, in addition to any other recovery, be entitled to its reasonable attorneys’ fees and expenses arising from such action and any appeal or any bankruptcy action related thereto, whether or not such matter proceeds to court. For purposes of this Agreement, “prevailing party” shall mean, in the case of a person asserting a claim, such person is successful in obtaining substantially all of the relief sought, and in the case of a person defending against or responding to a claim, such person is successful in denying substantially all of the relief sought.

Section 10.14   Intentionally Omitted.  Waiver of Jury Trial.

The parties agree that no party to this Agreement shall seek a jury trial in any lawsuit, proceeding, counterclaim or other litigation based upon, or arising out of, this Agreement or the dealings or the relationship between them.

Section 10.16   Construction.

This Agreement shall not be construed more strictly against one party than against the other merely by virtue of the fact that it may have been prepared by counsel for one of the parties, it

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being recognized that both Seller and Purchaser have contributed with the advice of counsel to the preparation of this Agreement.

Section 10.17  Execution in Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original. This Agreement may be executed by counterpart signatures and all counterpart signature pages shall constitute a part of this Agreement. Delivery of a counterpart hereof via facsimile transmission or by electronic mail transmission, including but not limited to an Adobe file format document (also known as a PDF file), shall be as effective as delivery of a manually executed counterpart hereof.

[ Signatures contained on the following page. ]

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IN WITNESS WHEREOF, each of the parties hereto has signed and sealed this Asset Purchase Agreement as of the day and year first above written.

SELLER:

PHBC REALTY, LLC,

By:	/s/ Benjamin M. Klein
Title:	Manager

PHDC REALTY, LLC,

By:	/s/ Benjamin M. Klein
Title:	Manager

PHMC REALTY, LLC,

By:	/s/ Benjamin M. Klein
Title:	Manager

PHCA REALTY, LLC,

By:	/s/ Benjamin M. Klein
Title:	Manager

PHEM REALTY, LLC,

By:	/s/ Benjamin M. Klein
Title:	Manager

PHGG REALTY, LLC

By:	/s/ Benjamin M. Klein
Title:	Manager

PHBS REALTY, LLC

By:	/s/ Benjamin M. Klein
Title:	Manager

PHGY REALTY, LLC,

By:	/s/ Benjamin M. Klein
Title:	Manager

PHKC CLEVELAND REALTY, LLC

By:	/s/ Benjamin M. Klein
Title:	Manager

PHKC SWOPE REALTY, LLC,

By:	/s/ Benjamin M. Klein
Title:	Manager

PURCHASER:

AMERICAN REALTY CAPITAL HEALTHCARE TRUST II OPERATING PARTNERSHIP, L.P., a Delaware limited partnership

By:	American Realty Capital Healthcare Trust II, Inc., a Maryland corporation, its general partner

	By:	/s/ Edward M. Weil, Jr.
	Name:	Edward M. Weil, Jr.
	Title:	President

SIGNATURE PAGE TO
ASSET PURCHASE AGREEMENT

2

Exhibit A

Escrow Agreement

[ See attached. ]

3

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) is made effective _______ __, 2014, by and between by [________] ASSISTED LIVING LLC, an Iowa limited liability company (the “Seller”) and ARHC [________] LLC, a Delaware limited liability company (the “Purchaser”) which is the assignee of certain rights and obligations of AMERICAN REALTY CAPITAL HEALTHCARE TRUST II OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (“ARC”), pursuant to that certain Asset Purchase Agreement by and between Seller, ARC, and certain affiliates of Seller, dated as of August 1, 2014 (the “Purchase Agreement”). Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to them in the Purchase Agreement.

RECITALS

A.           Seller or its predecessors-in-title have heretofore entered into certain leases with tenants permitting occupancy or use of residential units or other space located on that certain real property (the “Property”), being more particularly described on Exhibit ”A” attached hereto and made a part hereof for all purposes, which leases in effect as of the date hereof are listed on Exhibit B attached hereto (the “Leases”);

C.           Seller or its predecessors-in-title have heretofore entered into certain contracts and agreements relating to the operation and maintenance of the Property that Purchaser has agreed to assume, which contracts and agreements (the “Contracts”) are listed on Exhibit “C” attached hereto and made a part hereof for all purposes; and

D.           Subject to the terms of this Agreement, Purchaser desires to purchase and assume from Seller, and Seller desires to sell and assign to Purchaser, (i) Seller’s right, title and interest as lessor under the Leases, (ii) all right, title and interest of Seller in, to and under the Contracts and (iii) all other Assumed Liabilities related to the Property (the “Property Assumed Liabilities”.

AGREEMENT:

In consideration of the Seller’s consummation of the transactions described in the Purchase Agreement, and other good and valuable consideration, the receipt and sufficiency of which the Purchaser hereby acknowledges, the parties hereto agree as follows:

1.          Subject to the terms of this Agreement, Seller does hereby assign, transfer, set over, deliver and convey unto Purchaser, and the Purchaser, for itself and for its successors and assigns, hereby accepts, assumes and agrees to pay, perform or discharge, as the case may be, (a) all of Seller’s right, title and interest under (i) the Leases, all guaranties of such Leases, and all rents, revenues, income, profits, and receipts due under the Leases or otherwise receivable by the owner of the Property for use or occupancy of any of the Property allocable to the period from and after the date hereof and (ii) the Contracts and (b) all other Property Assumed Liabilities.

4

2.          Except for the Property Assumed Liabilities, the Purchaser shall not assume or incur, and the Seller shall remain liable to pay, perform or discharge, all liabilities and obligations of the Seller of every kind.

3.          The undertakings of the Purchaser referred to in this Agreement shall not in any way limit the Purchaser’s right of recourse as set forth in the Purchase Agreement for any breach of the covenants, representations or warranties of the Seller contained therein. Nothing herein shall prevent the Purchaser from contesting with a third party in good faith any of the Property Assumed Liabilities.

4.          This Agreement is subject to the terms of the Purchase Agreement, and nothing contained herein shall be deemed to modify, alter or amend the terms and provisions of the Purchase Agreement. In the event of any inconsistency or conflict between the terms of the Purchase Agreement and the terms of this Agreement, the terms of the Purchase Agreement shall prevail.

5.          EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THE PURCHASE AGREEMENT, SELLER IS CONVEYING THE LEASES, CONTRACTS AND OTHER PROPERTY ASSUMED LIABILITIES WITH NO ADDITIONAL REPRESENTATIONS OR WARRANTIES WHATSOEVER.

[Signature Page Follows]

5

IN WITNESS WHEREOF, the Purchaser and the Seller have caused this Agreement to be executed and delivered under seal as of the day and year first above written. This Agreement may be executed in multiple counterparts, each of which, taken together, shall constitute one original.

SELLER:
[____________] ASSISTED LIVING, LLC, an Iowa limited liability company

By:
Title:

PURCHASER:

ARHC [__________], LLC,
a Delaware limited liability company

By:
Title:

[signatures continue on next page]

6

ACKNOWLEDGEMENT OF ASSUMPTION AGREEMENT

Each of the undersigned, which also comprise the cumulative “Seller” under the Purchase Agreement, acknowledges the Assumption Agreement by [________] ASSISTED LIVING LLC to which this Acknowledgement is attached and represents and warrants that it has no ownership or interest in any of the Assumed Liabilities conveyed thereby.

SELLER:

[________] ASSISTED LIVING LLC
an Iowa limited liability company

By:
Name:
Title:

[________] ASSISTED LIVING LLC
an Iowa limited liability company

By:
Name:
Title:

[________] ASSISTED LIVING LLC
an Iowa limited liability company

By:
Name:
Title:

[signatures continue on next page]

[________] ASSISTED LIVING LLC
an Iowa limited liability company

By:
Name:
Title:

[________] ASSISTED LIVING LLC
an Iowa limited liability company

By:
Name:
Title:

[________] ASSISTED LIVING LLC
an Iowa limited liability company

By:
Name:
Title:

[________] ASSISTED LIVING LLC
an Iowa limited liability company

By:
Name:
Title:

2

EXHIBIT B

Post-Closing Escrow Agreement

[ See attached. ]

3

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) is made effective _______ __, 2014, by and between by [________] ASSISTED LIVING LLC, an Iowa limited liability company (the “Seller”) and ARHC [________] LLC, a Delaware limited liability company (the “Purchaser”) which is the assignee of certain rights and obligations of AMERICAN REALTY CAPITAL HEALTHCARE TRUST II OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (“ARC”), pursuant to that certain Asset Purchase Agreement by and between Seller, ARC, and certain affiliates of Seller, dated as of August 1, 2014 (the “Purchase Agreement”). Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to them in the Purchase Agreement.

RECITALS

A.           Seller or its predecessors-in-title have heretofore entered into certain leases with tenants permitting occupancy or use of residential units or other space located on that certain real property (the “Property”), being more particularly described on Exhibit ”A” attached hereto and made a part hereof for all purposes, which leases in effect as of the date hereof are listed on Exhibit B attached hereto (the “Leases”);

C.           Seller or its predecessors-in-title have heretofore entered into certain contracts and agreements relating to the operation and maintenance of the Property that Purchaser has agreed to assume, which contracts and agreements (the “Contracts”) are listed on Exhibit “C” attached hereto and made a part hereof for all purposes; and

D.           Subject to the terms of this Agreement, Purchaser desires to purchase and assume from Seller, and Seller desires to sell and assign to Purchaser, (i) Seller’s right, title and interest as lessor under the Leases, (ii) all right, title and interest of Seller in, to and under the Contracts and (iii) all other Assumed Liabilities related to the Property (the “Property Assumed Liabilities”.

AGREEMENT:

In consideration of the Seller’s consummation of the transactions described in the Purchase Agreement, and other good and valuable consideration, the receipt and sufficiency of which the Purchaser hereby acknowledges, the parties hereto agree as follows:

1.          Subject to the terms of this Agreement, Seller does hereby assign, transfer, set over, deliver and convey unto Purchaser, and the Purchaser, for itself and for its successors and assigns, hereby accepts, assumes and agrees to pay, perform or discharge, as the case may be, (a) all of Seller’s right, title and interest under (i) the Leases, all guaranties of such Leases, and all rents, revenues, income, profits, and receipts due under the Leases or otherwise receivable by the owner of the Property for use or occupancy of any of the Property allocable to the period from and after the date hereof and (ii) the Contracts and (b) all other Property Assumed Liabilities.

4

2.          Except for the Property Assumed Liabilities, the Purchaser shall not assume or incur, and the Seller shall remain liable to pay, perform or discharge, all liabilities and obligations of the Seller of every kind.

3.          The undertakings of the Purchaser referred to in this Agreement shall not in any way limit the Purchaser’s right of recourse as set forth in the Purchase Agreement for any breach of the covenants, representations or warranties of the Seller contained therein. Nothing herein shall prevent the Purchaser from contesting with a third party in good faith any of the Property Assumed Liabilities.

4.          This Agreement is subject to the terms of the Purchase Agreement, and nothing contained herein shall be deemed to modify, alter or amend the terms and provisions of the Purchase Agreement. In the event of any inconsistency or conflict between the terms of the Purchase Agreement and the terms of this Agreement, the terms of the Purchase Agreement shall prevail.

5.          EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THE PURCHASE AGREEMENT, SELLER IS CONVEYING THE LEASES, CONTRACTS AND OTHER PROPERTY ASSUMED LIABILITIES WITH NO ADDITIONAL REPRESENTATIONS OR WARRANTIES WHATSOEVER.

[Signature Page Follows]

5

IN WITNESS WHEREOF, the Purchaser and the Seller have caused this Agreement to be executed and delivered under seal as of the day and year first above written. This Agreement may be executed in multiple counterparts, each of which, taken together, shall constitute one original.

SELLER:
[____________] ASSISTED LIVING, LLC, an Iowa limited liability company

By:
Title:

PURCHASER:

ARHC [__________], LLC,
a Delaware limited liability company

By:
Title:

[signatures continue on next page]

6

ACKNOWLEDGEMENT OF ASSUMPTION AGREEMENT

Each of the undersigned, which also comprise the cumulative “Seller” under the Purchase Agreement, acknowledges the Assumption Agreement by [________] ASSISTED LIVING LLC to which this Acknowledgement is attached and represents and warrants that it has no ownership or interest in any of the Assumed Liabilities conveyed thereby.

SELLER:

[________] ASSISTED LIVING LLC
an Iowa limited liability company

By:
Name:
Title:

[________] ASSISTED LIVING LLC
an Iowa limited liability company

By:
Name:
Title:

[________] ASSISTED LIVING LLC
an Iowa limited liability company

By:
Name:
Title:

[signatures continue on next page]

[________] ASSISTED LIVING LLC
an Iowa limited liability company

By:
Name:
Title:

[________] ASSISTED LIVING LLC
an Iowa limited liability company

By:
Name:
Title:

[________] ASSISTED LIVING LLC
an Iowa limited liability company

By:
Name:
Title:

[________] ASSISTED LIVING LLC
an Iowa limited liability company

By:
Name:
Title:

2

EXHIBIT C

Special Warranty Deed

[ See attached. ]

3

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) is made effective _______ __, 2014, by and between by [________] ASSISTED LIVING LLC, an Iowa limited liability company (the “Seller”) and ARHC [________] LLC, a Delaware limited liability company (the “Purchaser”) which is the assignee of certain rights and obligations of AMERICAN REALTY CAPITAL HEALTHCARE TRUST II OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (“ARC”), pursuant to that certain Asset Purchase Agreement by and between Seller, ARC, and certain affiliates of Seller, dated as of August 1, 2014 (the “Purchase Agreement”). Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to them in the Purchase Agreement.

RECITALS

A.           Seller or its predecessors-in-title have heretofore entered into certain leases with tenants permitting occupancy or use of residential units or other space located on that certain real property (the “Property”), being more particularly described on Exhibit ”A” attached hereto and made a part hereof for all purposes, which leases in effect as of the date hereof are listed on Exhibit B attached hereto (the “Leases”);

C.           Seller or its predecessors-in-title have heretofore entered into certain contracts and agreements relating to the operation and maintenance of the Property that Purchaser has agreed to assume, which contracts and agreements (the “Contracts”) are listed on Exhibit “C” attached hereto and made a part hereof for all purposes; and

D.           Subject to the terms of this Agreement, Purchaser desires to purchase and assume from Seller, and Seller desires to sell and assign to Purchaser, (i) Seller’s right, title and interest as lessor under the Leases, (ii) all right, title and interest of Seller in, to and under the Contracts and (iii) all other Assumed Liabilities related to the Property (the “Property Assumed Liabilities”.

AGREEMENT:

In consideration of the Seller’s consummation of the transactions described in the Purchase Agreement, and other good and valuable consideration, the receipt and sufficiency of which the Purchaser hereby acknowledges, the parties hereto agree as follows:

1.          Subject to the terms of this Agreement, Seller does hereby assign, transfer, set over, deliver and convey unto Purchaser, and the Purchaser, for itself and for its successors and assigns, hereby accepts, assumes and agrees to pay, perform or discharge, as the case may be, (a) all of Seller’s right, title and interest under (i) the Leases, all guaranties of such Leases, and all rents, revenues, income, profits, and receipts due under the Leases or otherwise receivable by the owner of the Property for use or occupancy of any of the Property allocable to the period from and after the date hereof and (ii) the Contracts and (b) all other Property Assumed Liabilities.

4

2.          Except for the Property Assumed Liabilities, the Purchaser shall not assume or incur, and the Seller shall remain liable to pay, perform or discharge, all liabilities and obligations of the Seller of every kind.

3.          The undertakings of the Purchaser referred to in this Agreement shall not in any way limit the Purchaser’s right of recourse as set forth in the Purchase Agreement for any breach of the covenants, representations or warranties of the Seller contained therein. Nothing herein shall prevent the Purchaser from contesting with a third party in good faith any of the Property Assumed Liabilities.

4.          This Agreement is subject to the terms of the Purchase Agreement, and nothing contained herein shall be deemed to modify, alter or amend the terms and provisions of the Purchase Agreement. In the event of any inconsistency or conflict between the terms of the Purchase Agreement and the terms of this Agreement, the terms of the Purchase Agreement shall prevail.

5.          EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THE PURCHASE AGREEMENT, SELLER IS CONVEYING THE LEASES, CONTRACTS AND OTHER PROPERTY ASSUMED LIABILITIES WITH NO ADDITIONAL REPRESENTATIONS OR WARRANTIES WHATSOEVER.

[Signature Page Follows]

5

IN WITNESS WHEREOF, the Purchaser and the Seller have caused this Agreement to be executed and delivered under seal as of the day and year first above written. This Agreement may be executed in multiple counterparts, each of which, taken together, shall constitute one original.

SELLER:
[____________] ASSISTED LIVING, LLC, an Iowa limited liability company

By:
Title:

PURCHASER:

ARHC [__________], LLC,
a Delaware limited liability company

By:
Title:

[signatures continue on next page]

6

ACKNOWLEDGEMENT OF ASSUMPTION AGREEMENT

Each of the undersigned, which also comprise the cumulative “Seller” under the Purchase Agreement, acknowledges the Assumption Agreement by [________] ASSISTED LIVING LLC to which this Acknowledgement is attached and represents and warrants that it has no ownership or interest in any of the Assumed Liabilities conveyed thereby.

SELLER:

[________] ASSISTED LIVING LLC
an Iowa limited liability company

By:
Name:
Title:

[________] ASSISTED LIVING LLC
an Iowa limited liability company

By:
Name:
Title:

[________] ASSISTED LIVING LLC
an Iowa limited liability company

By:
Name:
Title:

[signatures continue on next page]

[________] ASSISTED LIVING LLC
an Iowa limited liability company

By:
Name:
Title:

[________] ASSISTED LIVING LLC
an Iowa limited liability company

By:
Name:
Title:

[________] ASSISTED LIVING LLC
an Iowa limited liability company

By:
Name:
Title:

[________] ASSISTED LIVING LLC
an Iowa limited liability company

By:
Name:
Title:

2

EXHIBIT D

Bill of Sale and Assignment

[ See attached. ]

3

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) is made effective _______ __, 2014, by and between by [________] ASSISTED LIVING LLC, an Iowa limited liability company (the “Seller”) and ARHC [________] LLC, a Delaware limited liability company (the “Purchaser”) which is the assignee of certain rights and obligations of AMERICAN REALTY CAPITAL HEALTHCARE TRUST II OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (“ARC”), pursuant to that certain Asset Purchase Agreement by and between Seller, ARC, and certain affiliates of Seller, dated as of August 1, 2014 (the “Purchase Agreement”). Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to them in the Purchase Agreement.

RECITALS

A.           Seller or its predecessors-in-title have heretofore entered into certain leases with tenants permitting occupancy or use of residential units or other space located on that certain real property (the “Property”), being more particularly described on Exhibit ”A” attached hereto and made a part hereof for all purposes, which leases in effect as of the date hereof are listed on Exhibit B attached hereto (the “Leases”);

C.           Seller or its predecessors-in-title have heretofore entered into certain contracts and agreements relating to the operation and maintenance of the Property that Purchaser has agreed to assume, which contracts and agreements (the “Contracts”) are listed on Exhibit “C” attached hereto and made a part hereof for all purposes; and

D.           Subject to the terms of this Agreement, Purchaser desires to purchase and assume from Seller, and Seller desires to sell and assign to Purchaser, (i) Seller’s right, title and interest as lessor under the Leases, (ii) all right, title and interest of Seller in, to and under the Contracts and (iii) all other Assumed Liabilities related to the Property (the “Property Assumed Liabilities”.

AGREEMENT:

In consideration of the Seller’s consummation of the transactions described in the Purchase Agreement, and other good and valuable consideration, the receipt and sufficiency of which the Purchaser hereby acknowledges, the parties hereto agree as follows:

1.          Subject to the terms of this Agreement, Seller does hereby assign, transfer, set over, deliver and convey unto Purchaser, and the Purchaser, for itself and for its successors and assigns, hereby accepts, assumes and agrees to pay, perform or discharge, as the case may be, (a) all of Seller’s right, title and interest under (i) the Leases, all guaranties of such Leases, and all rents, revenues, income, profits, and receipts due under the Leases or otherwise receivable by the owner of the Property for use or occupancy of any of the Property allocable to the period from and after the date hereof and (ii) the Contracts and (b) all other Property Assumed Liabilities.

4

2.          Except for the Property Assumed Liabilities, the Purchaser shall not assume or incur, and the Seller shall remain liable to pay, perform or discharge, all liabilities and obligations of the Seller of every kind.

3.          The undertakings of the Purchaser referred to in this Agreement shall not in any way limit the Purchaser’s right of recourse as set forth in the Purchase Agreement for any breach of the covenants, representations or warranties of the Seller contained therein. Nothing herein shall prevent the Purchaser from contesting with a third party in good faith any of the Property Assumed Liabilities.

4.          This Agreement is subject to the terms of the Purchase Agreement, and nothing contained herein shall be deemed to modify, alter or amend the terms and provisions of the Purchase Agreement. In the event of any inconsistency or conflict between the terms of the Purchase Agreement and the terms of this Agreement, the terms of the Purchase Agreement shall prevail.

5.          EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THE PURCHASE AGREEMENT, SELLER IS CONVEYING THE LEASES, CONTRACTS AND OTHER PROPERTY ASSUMED LIABILITIES WITH NO ADDITIONAL REPRESENTATIONS OR WARRANTIES WHATSOEVER.

[Signature Page Follows]

5

IN WITNESS WHEREOF, the Purchaser and the Seller have caused this Agreement to be executed and delivered under seal as of the day and year first above written. This Agreement may be executed in multiple counterparts, each of which, taken together, shall constitute one original.

SELLER:
[____________] ASSISTED LIVING, LLC, an Iowa limited liability company

By:
Title:

PURCHASER:

ARHC [__________], LLC,
a Delaware limited liability company

By:
Title:

[signatures continue on next page]

6

ACKNOWLEDGEMENT OF ASSUMPTION AGREEMENT

Each of the undersigned, which also comprise the cumulative “Seller” under the Purchase Agreement, acknowledges the Assumption Agreement by [________] ASSISTED LIVING LLC to which this Acknowledgement is attached and represents and warrants that it has no ownership or interest in any of the Assumed Liabilities conveyed thereby.

SELLER:

[________] ASSISTED LIVING LLC
an Iowa limited liability company

By:
Name:
Title:

[________] ASSISTED LIVING LLC
an Iowa limited liability company

By:
Name:
Title:

[________] ASSISTED LIVING LLC
an Iowa limited liability company

By:
Name:
Title:

[signatures continue on next page]

[________] ASSISTED LIVING LLC
an Iowa limited liability company

By:
Name:
Title:

[________] ASSISTED LIVING LLC
an Iowa limited liability company

By:
Name:
Title:

[________] ASSISTED LIVING LLC
an Iowa limited liability company

By:
Name:
Title:

[________] ASSISTED LIVING LLC
an Iowa limited liability company

By:
Name:
Title:

2

EXHIBIT E

Form of Property Leases

[ See attached. ]

3

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) is made effective _______ __, 2014, by and between by [________] ASSISTED LIVING LLC, an Iowa limited liability company (the “Seller”) and ARHC [________] LLC, a Delaware limited liability company (the “Purchaser”) which is the assignee of certain rights and obligations of AMERICAN REALTY CAPITAL HEALTHCARE TRUST II OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (“ARC”), pursuant to that certain Asset Purchase Agreement by and between Seller, ARC, and certain affiliates of Seller, dated as of August 1, 2014 (the “Purchase Agreement”). Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to them in the Purchase Agreement.

RECITALS

A.           Seller or its predecessors-in-title have heretofore entered into certain leases with tenants permitting occupancy or use of residential units or other space located on that certain real property (the “Property”), being more particularly described on Exhibit ”A” attached hereto and made a part hereof for all purposes, which leases in effect as of the date hereof are listed on Exhibit B attached hereto (the “Leases”);

C.           Seller or its predecessors-in-title have heretofore entered into certain contracts and agreements relating to the operation and maintenance of the Property that Purchaser has agreed to assume, which contracts and agreements (the “Contracts”) are listed on Exhibit “C” attached hereto and made a part hereof for all purposes; and

D.           Subject to the terms of this Agreement, Purchaser desires to purchase and assume from Seller, and Seller desires to sell and assign to Purchaser, (i) Seller’s right, title and interest as lessor under the Leases, (ii) all right, title and interest of Seller in, to and under the Contracts and (iii) all other Assumed Liabilities related to the Property (the “Property Assumed Liabilities”.

AGREEMENT:

In consideration of the Seller’s consummation of the transactions described in the Purchase Agreement, and other good and valuable consideration, the receipt and sufficiency of which the Purchaser hereby acknowledges, the parties hereto agree as follows:

1.          Subject to the terms of this Agreement, Seller does hereby assign, transfer, set over, deliver and convey unto Purchaser, and the Purchaser, for itself and for its successors and assigns, hereby accepts, assumes and agrees to pay, perform or discharge, as the case may be, (a) all of Seller’s right, title and interest under (i) the Leases, all guaranties of such Leases, and all rents, revenues, income, profits, and receipts due under the Leases or otherwise receivable by the owner of the Property for use or occupancy of any of the Property allocable to the period from and after the date hereof and (ii) the Contracts and (b) all other Property Assumed Liabilities.

4

2.          Except for the Property Assumed Liabilities, the Purchaser shall not assume or incur, and the Seller shall remain liable to pay, perform or discharge, all liabilities and obligations of the Seller of every kind.

3.          The undertakings of the Purchaser referred to in this Agreement shall not in any way limit the Purchaser’s right of recourse as set forth in the Purchase Agreement for any breach of the covenants, representations or warranties of the Seller contained therein. Nothing herein shall prevent the Purchaser from contesting with a third party in good faith any of the Property Assumed Liabilities.

4.          This Agreement is subject to the terms of the Purchase Agreement, and nothing contained herein shall be deemed to modify, alter or amend the terms and provisions of the Purchase Agreement. In the event of any inconsistency or conflict between the terms of the Purchase Agreement and the terms of this Agreement, the terms of the Purchase Agreement shall prevail.

5.          EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THE PURCHASE AGREEMENT, SELLER IS CONVEYING THE LEASES, CONTRACTS AND OTHER PROPERTY ASSUMED LIABILITIES WITH NO ADDITIONAL REPRESENTATIONS OR WARRANTIES WHATSOEVER.

[Signature Page Follows]

5

IN WITNESS WHEREOF, the Purchaser and the Seller have caused this Agreement to be executed and delivered under seal as of the day and year first above written. This Agreement may be executed in multiple counterparts, each of which, taken together, shall constitute one original.

SELLER:
[____________] ASSISTED LIVING, LLC, an Iowa limited liability company

By:
Title:

PURCHASER:

ARHC [__________], LLC,
a Delaware limited liability company

By:
Title:

[signatures continue on next page]

6

ACKNOWLEDGEMENT OF ASSUMPTION AGREEMENT

Each of the undersigned, which also comprise the cumulative “Seller” under the Purchase Agreement, acknowledges the Assumption Agreement by [________] ASSISTED LIVING LLC to which this Acknowledgement is attached and represents and warrants that it has no ownership or interest in any of the Assumed Liabilities conveyed thereby.

SELLER:

[________] ASSISTED LIVING LLC
an Iowa limited liability company

By:
Name:
Title:

[________] ASSISTED LIVING LLC
an Iowa limited liability company

By:
Name:
Title:

[________] ASSISTED LIVING LLC
an Iowa limited liability company

By:
Name:
Title:

[signatures continue on next page]

[________] ASSISTED LIVING LLC
an Iowa limited liability company

By:
Name:
Title:

[________] ASSISTED LIVING LLC
an Iowa limited liability company

By:
Name:
Title:

[________] ASSISTED LIVING LLC
an Iowa limited liability company

By:
Name:
Title:

[________] ASSISTED LIVING LLC
an Iowa limited liability company

By:
Name:
Title:

2

EXHIBIT F

Assumption Agreement

[ See attached ]

3

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) is made effective _______ __, 2014, by and between by [________] ASSISTED LIVING LLC, an Iowa limited liability company (the “Seller”) and ARHC [________] LLC, a Delaware limited liability company (the “Purchaser”) which is the assignee of certain rights and obligations of AMERICAN REALTY CAPITAL HEALTHCARE TRUST II OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (“ARC”), pursuant to that certain Asset Purchase Agreement by and between Seller, ARC, and certain affiliates of Seller, dated as of August 1, 2014 (the “Purchase Agreement”). Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to them in the Purchase Agreement.

RECITALS

A.           Seller or its predecessors-in-title have heretofore entered into certain leases with tenants permitting occupancy or use of residential units or other space located on that certain real property (the “Property”), being more particularly described on Exhibit ”A” attached hereto and made a part hereof for all purposes, which leases in effect as of the date hereof are listed on Exhibit B attached hereto (the “Leases”);

C.           Seller or its predecessors-in-title have heretofore entered into certain contracts and agreements relating to the operation and maintenance of the Property that Purchaser has agreed to assume, which contracts and agreements (the “Contracts”) are listed on Exhibit “C” attached hereto and made a part hereof for all purposes; and

D.           Subject to the terms of this Agreement, Purchaser desires to purchase and assume from Seller, and Seller desires to sell and assign to Purchaser, (i) Seller’s right, title and interest as lessor under the Leases, (ii) all right, title and interest of Seller in, to and under the Contracts and (iii) all other Assumed Liabilities related to the Property (the “Property Assumed Liabilities”.

AGREEMENT:

In consideration of the Seller’s consummation of the transactions described in the Purchase Agreement, and other good and valuable consideration, the receipt and sufficiency of which the Purchaser hereby acknowledges, the parties hereto agree as follows:

1.          Subject to the terms of this Agreement, Seller does hereby assign, transfer, set over, deliver and convey unto Purchaser, and the Purchaser, for itself and for its successors and assigns, hereby accepts, assumes and agrees to pay, perform or discharge, as the case may be, (a) all of Seller’s right, title and interest under (i) the Leases, all guaranties of such Leases, and all rents, revenues, income, profits, and receipts due under the Leases or otherwise receivable by the owner of the Property for use or occupancy of any of the Property allocable to the period from and after the date hereof and (ii) the Contracts and (b) all other Property Assumed Liabilities.

4

2.          Except for the Property Assumed Liabilities, the Purchaser shall not assume or incur, and the Seller shall remain liable to pay, perform or discharge, all liabilities and obligations of the Seller of every kind.

3.          The undertakings of the Purchaser referred to in this Agreement shall not in any way limit the Purchaser’s right of recourse as set forth in the Purchase Agreement for any breach of the covenants, representations or warranties of the Seller contained therein. Nothing herein shall prevent the Purchaser from contesting with a third party in good faith any of the Property Assumed Liabilities.

4.          This Agreement is subject to the terms of the Purchase Agreement, and nothing contained herein shall be deemed to modify, alter or amend the terms and provisions of the Purchase Agreement. In the event of any inconsistency or conflict between the terms of the Purchase Agreement and the terms of this Agreement, the terms of the Purchase Agreement shall prevail.

5.          EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THE PURCHASE AGREEMENT, SELLER IS CONVEYING THE LEASES, CONTRACTS AND OTHER PROPERTY ASSUMED LIABILITIES WITH NO ADDITIONAL REPRESENTATIONS OR WARRANTIES WHATSOEVER.

[Signature Page Follows]

5

IN WITNESS WHEREOF, the Purchaser and the Seller have caused this Agreement to be executed and delivered under seal as of the day and year first above written. This Agreement may be executed in multiple counterparts, each of which, taken together, shall constitute one original.

SELLER:
[____________] ASSISTED LIVING, LLC, an Iowa limited liability company

By:
Title:

PURCHASER:

ARHC [__________], LLC,
a Delaware limited liability company

By:
Title:

[signatures continue on next page]

6

ACKNOWLEDGEMENT OF ASSUMPTION AGREEMENT

Each of the undersigned, which also comprise the cumulative “Seller” under the Purchase Agreement, acknowledges the Assumption Agreement by [________] ASSISTED LIVING LLC to which this Acknowledgement is attached and represents and warrants that it has no ownership or interest in any of the Assumed Liabilities conveyed thereby.

SELLER:

[________] ASSISTED LIVING LLC
an Iowa limited liability company

By:
Name:
Title:

[________] ASSISTED LIVING LLC
an Iowa limited liability company

By:
Name:
Title:

[________] ASSISTED LIVING LLC
an Iowa limited liability company

By:
Name:
Title:

[signatures continue on next page]

[________] ASSISTED LIVING LLC
an Iowa limited liability company

By:
Name:
Title:

[________] ASSISTED LIVING LLC
an Iowa limited liability company

By:
Name:
Title:

[________] ASSISTED LIVING LLC
an Iowa limited liability company

By:
Name:
Title:

[________] ASSISTED LIVING LLC
an Iowa limited liability company

By:
Name:
Title:

SCHEDULE 1.1(A)

Assumed Liabilities

None.

SCHEDULE 1.1(C)(I)

Legal Description of Cassville Facility

1300 Country Farm Road
Cassville, MO

CASSVILLE HEALTHCARE AND REHAB

A tract of land described as follows: Beginning at a point 60 feet West of the Northeast corner of the Northeast Quarter of the Northwest Quarter, Section 29, Township 23. Range 27, thence West 440 feet, thence South 575 feet, thence East 440 feet, thence North 575 feet to the point of beginning all in the Northeast Quarter of the Northwest Quarter of Section 29, Township 23, Range 27, Barry County, Missouri, subject to that part, if any, in streets, roadways, highways or other public right-of-ways.

SCHEDULE 1.1(C)(II)

Legal Description of Big Spring Facility

202 East Mill Street
Humansville, MO

BIG SPRING CARE CENTER

A part of the Northeast Quarter of the Southeast Quarter of Section 16 and part of the Northwest Quarter of the Southwest Quarter of Section 15 in Township 35 Range 24 being also a part of Block 13 of Fisher and Beaty's Addition to the Town of Humansville, Polk County Missouri being more particularly described as follows:

Commencing at the Southeast corner of the Northeast Quarter of the Southeast Quarter of said Section 16, thence North along the East line of said Section 16, 755.1 feet to the South line of Mill Street thence South 79 degrees 23 minutes 00 seconds West along the South line of Mill Street 62.8 feet to the point of beginning of the tract herein described, thence South 79 degrees 23 minutes 00 seconds West continuing along the South line of Mill Street 420.14 feet, thence South 12 degrees 19 minutes 00 seconds East 449.10 feet to the centerline of Brush Creek, thence South 85 degrees 28 minutes 00 seconds East along said centerline 194.00 feet, thence North 87 degrees 46 minutes 37 seconds East continuing along said centerline 234.63 feet, thence North 11 degrees 57 minutes 50 seconds West 534.00 feet to the point of beginning, subject to that part, if any, in streets, roadways, highways or other public right-of-ways.

SCHEDULE 1.1(C)(III)

Legal Description of Country Aire Facility

18540 State Highway 16
Lewistown, MO

COUNTRY AIRE RETIREMENT ESTATES

A tract of land situated in the Northeast Quarter of Section Sixteen (16), Township Sixty-one (61) North, Range Eight (8) West, Lewis County, Missouri, and being more particularly described as follows:

Commencing at a found iron pipe marking the Northwest corner of said Northeast Quarter; thence along the West line of said Northeast Quarter, South 01 degree 03 minutes East, a distance of 1536.17 feet to a found rod, said rod being the the true point of beginning of the description herein; to wit: thence continuing along said West line, South 01 degree 03 minutes East, a distance of 1040.52 feet to the North line of Missouri Route 16; thence along said North line, North 87 degrees 57 minutes East, a distance of 400.00 feet thence leaving said North line, North 01 degree 03 minutes West, a distance of 1033.52 feet thence South 88 degrees 57 minutes West, a distance of 400.0 feet to the point of beginning, subject to that part, if any, in streets, roadways, highways or other public right-of-ways.

SCHEDULE 1.1(C)(IV)

Legal Description of Buffalo Facility

631 West Main Street
Buffalo, MO

BUFFALO PRAIRIE CARE CENTER

TRACT I:

Commencing at the Southeast Corner of Lot 13, WILLIAMS ADDITION TO THE CITY OF BUFFALO, Missouri; thence along the South line of said Lot 13, North 88 degrees 13 minutes 40 seconds West 175.00 feet to the point of beginning; thence continuing along the said South line North 88 degrees 13 minutes 40 seconds West 219.00 feet; thence North 4 degrees 05 minutes 00 seconds West 456.41 feet to the North line of Lot 14 of Williams Addition; thence along said North line South 88 degrees 13 minutes 40 second East 335.73 feet; thence parallel with the East line of said Lot 13, South 1 degree 09 minutes 40 seconds West 304.05 feet to the Northeast Corner of a tract described in Book 221, Page 1381, Dallas County Recorder's office; thence along the North line of said tract North 88 degrees 13 minutes 40 seconds West 75.00 feet; thence along the West line of said tract South 1 degree 09 minutes 40 seconds West 150.00 feet to the point of beginning, except any part thereof deeded, taken or used for road or highway purposes. All in Dallas County, Missouri.

TRACT II:

All of Lot 12 of MADDUX RE-SURVEY OF WILLIAMS ADDITION TO THE CITY OF BUFFALO, Dallas County, Missouri, except any part thereof deeded, taken, or used for road or street purposes.

TRACT III:

The East 335.73 feet of the following described tract, being that part of the South Half of Benton Street as shown on the plat of WILLIAMS ADDITION, lying East of a line drawn from the Southwest Corner of Lot 12 MADDUX RESURVEY to the Northwest Corner of that certain tract of land described in Book 247, at Page 1560:Commencing at the Southeast Corner of Lot 13 WILLIAMS ADDITION to Buffalo, Missouri, thence along the South Line of said Lot 13 North 88 degrees 13 minutes 40 seconds West 394.00 feet; thence North 4 degrees 05 minutes West 456.41 feet to the North Line of Lot 14 Williams Addition; thence along said North Line South 88 degrees 13 minutes 40 seconds East 335.73 feet, for a true point of beginning, thence North 1 degree 09 minutes 40 seconds East 20.00 feet to the South Line of MADDUX RESURVEY; thence North 88 degrees 13 minutes 40 seconds West, along the South Line of MADDUX RESURVEY, 607.32 feet to the East Right-of-Way of Hickory Street, thence along said Right-of-Way South 1 degree 09 minutes 40 seconds West 20.00 feet to the Northwest Corner of said Lot 14 Williams Addition; thence South 88 degrees 13 minutes 40 seconds East along said North Line 607.32 feet to the point of beginning.

SCHEDULE 1.1(C)(V)

Legal Description of Edgewood Manor Facility

11900 Jessica Lane
Raytown, MO

EDGEWOOD MANOR NURSING HOME

All that part of the Northwest Quarter of the Southwest Quarter of Section 15, Township 48, Range 32, in Raytown, Jackson County, Missouri, described as follows: Commencing at the Northeast corner of said Quarter Quarter Section; thence South 2 degrees 05 minutes 05 seconds East along the East line of said Quarter Quarter Section, a distance of 344.10 feet; thence North 90 degrees 00 minutes 00 seconds West, parallel to the North line of said Quarter Quarter Section, a distance of 33.02 feet to a point on the West line of Westridge Road, as now established, and the true point of beginning of the tract of land to be herein described; thence continuing South 90 degrees 00 minutes 00 seconds West parallel to said North line, a distance of 428.00 feet; thence South 0 degrees 00 minutes 00 seconds West, a distance of 295.79 feet, to a point on the North line of Jessica Lane, as now established; thence Southeasterly along the North line of said Jessica Lane, along a curve to the right having an initial tangent bearing of South 73 degrees 05 minutes 11 seconds East and a radius of 950.00 feet, an arc distance of 43.58 feet; thence South 70 degrees 27 minutes 28 seconds East continuing along the North line of said Jessica Lane a distance of 98.49 feet; thence Southeasterly continuing along the North line of said Jessica Lane, along a curve to the right, tangent to the last described course, having a radius of 525.00 feet, an arc distance of 251.61 feet; thence South 42 degrees 59 minutes 54 seconds East, continuing along the North line of said Jessica Lane, a distance of 37.12 feet; thence Southeasterly continuing along the North line of said Jessica Lane, along a curve to the left, tangent to the last described course, having a radius of 100.00 feet, an arc distance of 85.67 feet; thence North 87 degrees 54 minutes 55 seconds East, continuing along the North line of said Jessica Lane, a distance of 2.92 feet to a point on the West line of said Westridge Road; thence North 2 degrees 05 minutes 05 seconds West along the West line of said Westridge Road, a distance of 538.22 feet, to the point of beginning, subject to that part, if any, in streets, roadways, highways or other public right-of-ways.

Also described as:

All that part of the Northwest Quarter of the Southwest Quarter of Section 15, Township 48, Range 32, in Raytown, Jackson County, Missouri, described as follows: Commencing at the Northeast corner of said Quarter Quarter Section; thence South 2 degrees 05 minutes 05 seconds East along the East line of said Quarter Quarter Section, a distance of 344.10 feet; thence South 90 degrees 00 minutes 00 seconds West, parallel to the North line of said Quarter Quarter Section, a distance of 33.02 feet, to a point on the West right-of-way line of Westridge Road, as now established, and the true point of beginning of the tract of land to be herein described; thence continuing South 90 degrees 00 minutes 00 seconds West parallel to said North line, a distance of 428.00 feet; thence South 0 degrees 00 minutes 00 seconds West, a distance of 295.79 feet, to a point on the North right-of-way line of Jessica Lane, as now established; thence Southeasterly along the North right-of-way line of said Jessica Lane, along a curve to the right having an initial tangent bearing of South 73 degrees 05 minutes 11 seconds East and a radius of 950.00 feet, a central angle of 2 degrees 37 minutes 41 seconds, an arc distance of 43.58 feet; thence South 70 degrees 27 minutes 28 seconds East, continuing along the North right-of-way line of said Jessica Lane, a distance of 98.49 feet; thence

Southeasterly continuing along the North right-of-way line of said Jessica Lane, along a curve to the right, tangent to the last described course, having a radius of 525.00 feet, a central angle of 27 degrees 27 minutes and 34 seconds, an arc distance of 251.61 feet; thence South 42 degrees 59 minutes 54 seconds East, continuing along the North right-of-way line of said Jessica Lane, a distance of 37.12 feet; thence Southeasterly continuing along the North right-of-way line of said Jessica Lane, along a curve to the left, tangent to the last described course, having a radius of 100.00 feet, a central angle of 49 degrees 05 minutes and 11 seconds, an arc distance of 85.67 feet; thence North 87 degrees 54 minutes 55 seconds East, continuing along the North right-of-way line of said Jessica Lane, a distance of 2.92 feet to a point on the West right-of-way line of said Westridge Road; thence North 2 degrees 05 minutes 05 seconds West along the West right-of-way line of said Westridge Road, a distance of 538.22 feet, to the point of beginning, subject to that part, if any, in streets, roadways, highways or other public right-of-ways.

SCHEDULE 1.1(C)(VI)

Legal Description of Georgian Gardens Facility

1 Georgian Gardens
Potosi, MO

GEORGIAN GARDENS

TRACT I:

All that part of U.S. Survey No. 3311, described as follows: Commencing at the Northeast corner of U.S. Survey 3311, Township 37 North, Range 2 East, said corner presently marked by a M.S.L.S. Aluminum Monument and more particularly located by Missouri State Coordinates 763,522.489 N and 422,296.400 E; thence West 285.47 feet; thence South 1023.13 feet to an iron rod set on the South right-of-way line of Missouri Route A "8", being the true point of beginning; thence along said right-of-way line, North 83 degrees 06 minutes 54 seconds West 200.00 feet to a point from which an old iron rod within the right-of-way of Missouri Route A "8" bears North 12 degrees 31 minutes 06 seconds East 3.90 feet; thence leaving said right-of-way line South 12 degrees 31 minutes 06 seconds West 665.58 feet to an iron rod with cap set in concrete; thence South 77 degrees 39 minutes 37 seconds East 500.00 feet to a point from which as iron rod with cap set in concrete bears South 77 degrees 39 minutes 37 seconds East 180.00 feet; thence North 12 degrees 20 minutes 23 seconds East 200.00 feet to a point; thence North 19 degrees 19 minutes 24 seconds West 569.30 feet to the true point of beginning, being and situated in Washington County, Missouri, subject to that part, if any, in streets, roadways, highways or other public right-of-ways.

TRACT II:

A portion of USS 3311, Township 37 North, Range 2 East, 5th PM, lying and situated in Washington County, Missouri and more particularly described as follows, to-wit: Commencing at the Northeast corner of USS #3311, Township 37 North, Range 2 East, said corner presently marked by a stone pile and more particularly located by Missouri State Coordinates 763522.489 and 422296.400 East; thence East 189.15 feet to a point thence South 1098.44 feet to the point of beginning the land hereby surveyed, being also the Northeast corner of said land and marked by an iron pin with cap which was set on the South Right of Way Line of Missouri Rt. "A" (8) and more particularly located by Missouri State Coordinates 76242,050 North and 422485.548 East; thence along said Right of Way Line North 80 degrees 20 minutes 07 seconds West, 382.53 feet to a point; thence North 82 degrees 20 minutes 20 seconds West, 298.88 feet to an iron pin; thence leaving said South Right of Way Line, South 12 degrees 20 minutes 23 seconds West, 669.46 feet to an iron pin with cap; thence South 77 degrees 39 minutes 37 seconds East, 680.00 feet to an iron pin with cap; thence North 12 degrees 20 minutes 23 seconds East, 711.69 feet to the True Point of Beginning, subject to that part, if any, in streets, roadways, highways or other public right-of-ways.

EXCEPTING all that part conveyed to Mid-America Georgian Nursing L.P. by a Special Warranty Deed recorded in Book 235 Page 235.

TRACT II BEING ALSO DESCRIBED AS:

Commencing at the Northeast corner of USS #3311, Township 37 North, Range 2 East, said corner presently marked by a stone pile and more particularly located by Missouri State Coordinates 763,522.489 N and 422,296.400 E; thence East 189.15 feet and South 1098.44 feet to the point of beginning, being presently marked by an iron rod on the South Right of Way line of Missouri Route (A) 8 and more particularly located by Missouri State Coordinates 762,424.050 N and 422,485.548 E; thence along said Right of Way Line North 80 degrees 20 minutes 07 seconds West 382.53 feet to a point; thence North 82 degrees 20 minutes 20 seconds West 98.88 feet to a point; thence leaving said South Right of Way, South 19 degrees 19 minutes 24 seconds East, 569.30 feet to a point; thence South 12 degrees 20 minutes 23 seconds West, 200.00 feet to a point; thence South 77 degrees 39 minutes 37 seconds East, 180.00 feet to an iron rod with cap, set in concrete; thence North 12 degrees 20 minutes 23 seconds East, 711.69 feet to the true point of beginning, being situated in Washington County, Missouri, subject to that part, if any, in streets, roadways, highways or other public right-of-ways.

SURVEYOR'S DESCRIPTION OF TRACTS I & II, MORE PARTICULARLY DESCRIBED AS:

A portion of USS 3311, Township 37 North, Range 2 East, 5th PM, lying and situated in Washington County, Missouri and more particularly described as follows, to-wit; Commencing at the Northeast Corner of USS #3311, Township 37 North, Range 2 East, said corner presently marked by a stone pile and more particularly located by Missouri State Coordinates 763522.489 and 422296.400 East: thence East 189.15 feet to a point thence South 1098.44 feet to the point of beginning the land hereby surveyed. Being also the Northeast Corner of said land and marked by an iron pin with cap which was set on the South Right of Way line of Missouri Route "A" (8) and more particularly located by Missouri State Coordinates 76242.050 North and 422485.548 East; thence along said Right of Way line North 80 degrees 20 minutes 07 seconds West, 382.53 feet to a point; thence North 82 degrees 20 minutes 20 seconds West 299.37 feet to an iron pin; thence leaving said South Right of Way line, South 12 degrees 31 minutes 06 seconds West, 665.58 feet to an iron pin with cap; thence South 77 degrees 39 minutes 37 seconds East, 680.00 feet to an iron pin with cap; thence North 12 degrees 20 minutes 23 seconds East, 711.69 feet to the true point of beginning, subject to that part, if any, in streets, roadways, highways or other public right-of-ways.

The above description described the same property in Warranty Deed recorded in Book 256, Page 935, Book 256, Page 937, and Book 235, Page 235 of the Washington County, Missouri Records.

SCHEDULE 1.1(C)(VII)

Legal Description of Golden Years Facility

2001 Jefferson Parkway
Harrisonville, MO

GOLDEN YEARS

TRACT I:

Part of the West half of the Southwest Quarter of Section 34, Township 45, Range 31, in the City of Harrisonville, Cass County, Missouri, described as follows: From the Southwest corner of the Southwest Quarter of Section 34, aforesaid, run thence North along the West line of Section 34, 1795.65 feet; thence South 89 degrees 33 minutes 13 seconds East, along the South line of the Cass County Rest Home 40 acre tract, 591.27 feet to the true point of beginning of the tract to be described; continuing thence South 89 degrees 33 minutes 13 seconds East, 413.26 feet to the Southeast corner of said Cass County 40 acre tract; thence North 0 degrees 21 minutes 00 seconds West along the East line thereof, 531.23 feet; thence West 410 feet; thence South 528 feet to the point of beginning, subject to that part, if any, in streets, roadways, highways or other public right-of-ways.

Also an easement for access over a strip of land 50 feet in width and 25 feet either side of the following described centerline:From the Southwest corner of the Southwest Quarter of Section 34, Township 45, Range 31, in Cass County, Missouri, run thence North along the West line of Section 34, 2179.77 feet to the true point of beginning of the centerline to be described; thence South 87 degrees 22 minutes 00 seconds East, 591.88 feet to a point on the West line of the above described tract, said centerline following the approximate location of the existing driveway centerline.

TRACT II:

Part of the West half of the Southwest Quarter of Section 34, Township 45, Range 31, in the City of Harrisonville, Cass County, Missouri, described as follows: From the Southwest corner of the Southwest Quarter of Section 34, aforesaid run thence North, along the West line of Section 34, 1795.65 feet; thence South 89 degrees 33 minutes 13 seconds East, 1004.53 feet to the Southeast corner of that tract conveyed to the County of Cass in Deed Book 187, Page 216, of the County Records; thence North 0 degrees 21 minutes 00 seconds West, along the East line of said tract, 531.23 feet to the true point of beginning of the tract to be described; continuing thence North 0 degrees 21 minutes 00 seconds West, 200 feet; thence West 408.78 feet; thence South 200 feet; thence East 410 feet to the point of beginning, subject to that part, if any, in streets, roadways, highways or other public right-of-ways.

SCHEDULE 1.1(C)(VIII)

Legal Description of Gregory Ridge Facility

7001 Cleveland Avenue
Kansas City, MO

GREGORY RIDGE LIVING CENTER

TRACT I:

Part of the Southeast Quarter of the Northeast Quarter of Section 10, Township 48, Range 33, in Kansas City, Jackson County, Missouri, described as follows: Commencing at a point 792 feet North and 30 feet East of the Southwest corner of the Southeast Quarter of the Northeasterly Quarter of Section 10, Township 48, Range 33, said point being the intersection of the East line of Cleveland Avenue and the South line of vacated 70th Street, run South along said East line of Cleveland Avenue 284 feet to a point that is 120 feet North of the North line of Gregory Boulevard, thence East parallel with the South line of said Quarter Quarter Section 100 feet to the point of beginning; thence South 120 feet to the North line of Gregory Boulevard; thence East along said North Boulevard line 84.50 feet to the point of its intersection with the West line of vacated Mersington Avenue; thence North along said vacated street line 120 feet; and thence West 84.50 feet to the point of beginning, subject to that part, if any, in streets, roadways, highways or other public right-of-ways.

TRACT II:

Part of the Southeast Quarter of the Northeast Quarter of Section 10, Township 48, Range 33, in Kansas City, Jackson County, Missouri, described as follows: Beginning at a point 792 feet North and 30 feet East of the Southwest corner of the Southeast Quarter of the Northeast Quarter of Section 10, Township 48, Range 33, said point being the intersection of the East line of Cleveland Avenue and the South line of vacated 70th Street, run South along said East line of Cleveland Avenue 284 feet to a point that is 120 feet North of the North line of Gregory Boulevard; thence East parallel with the South line of said Quarter Quarter Section 184.50 feet to the West line of vacated Mersington Avenue; thence North along said vacated street 284 feet to the point of its intersection with the South line of vacated 70th Street; and thence West along said vacated street line 184.50 feet to the point of beginning, subject to that part, if any, in streets, roadways, highways or other public right-of-ways.

TRACT III:

Lots 118, 119, 120, 121, 122, 123, 124, 125 and 126, SWOPELAND, a subdivision of land in Kansas City, Jackson County, Missouri, together with all of vacated 70th Street, to the full width thereof, lying South of Lot 118, Swopeland, and East of the Southward prolonged West line of Lot 118, Swopeland, and all of vacated Mersington Avenue to the full width thereof, lying West of Lots 119 to 126 inclusive, Swopeland, and North of the North line of Gregory Boulevard, said streets were vacated by Ordinance No. 32471 passed April 7, 1966 and recorded as Document No. 1966B0548942 in Book B5889 at Page 94.

TRACT IV:

Lot 116, SWOPELAND, a subdivision in Kansas City, Jackson County, Missouri.

TRACT V:

Lot 117, SWOPELAND, a subdivision in Kansas City, Jackson County, Missouri.

TRACT VI:

Lot 115, SWOPELAND, a subdivision in Kansas City, Jackson County, Missouri.

TRACT VII:

All of vacated 70th Street to the full width thereof lying South of Lot 117, SWOPELAND, from the Southward prolongation of the East line of Lot 117, to the East line of Cleveland Avenue, said vacated 70th Street located in Kansas City, Jackson County, Missouri and vacated by Ordinance 32471 passed 04/07/1966, as Document No. 1966B0548942 in Book B5889 at Page 94.

SCHEDULE 1.1(C)(IX)

Legal Description of Parkway Facility

2323 Swope Parkway
Kansas City, MO

PARKWAY HEALTH AND REHAB.

Part of Lots 11 through 19, both inclusive; part of Lots 96 through 99, both inclusive, and Lots 113 and 114, PROSPECT HILL, a subdivision in Kansas City, Jackson County, Missouri, together with part of vacated 48th Street adjacent to said Lots, all being more particularly described as follows: Beginning at the Northeast corner of said Lot 11; thence North 59 degrees 48 minutes 34 seconds West along the Northeasterly line of said Lots 11 through 18, a distance of 420.00 feet to the Northwesterly corner of said Lot 18, said point also being on the Easterly right-of-way line of the Bruce R. Watkins Drive (U.S. Highway No. 71) as established; thence North 88 degrees 25 minutes 11 seconds West along said Easterly right-of-way line, a distance of 62.65 feet to a point on the Westerly line of said Lot 19 that is 30.00 feet South of the Northwest corner thereof, as measured along said Westerly line; thence South 30 degrees 11 minutes 26 seconds West, continuing along said Easterly right-of-way line and along the Northwesterly line of said Lot 19, a distance of 54.75 feet; thence South 22 degrees 06 minutes 51 seconds East, continuing along said Easterly right-of-way line, a distance of 40.90 feet; thence Southeasterly continuing along said Easterly right-of-way line; along a curve to the left having a initial tangent bearing of South 31 degrees 29 minutes 31 seconds East, a radius of 944.93 feet, and a central angle of 7 degrees 59 minutes 49 seconds, an arc distance of 131.89 feet; thence South 86 degrees 47 minutes 43 seconds East, continuing along said Easterly right-of-way line, a distance of 52.12 feet; thence South 48 degrees 36 minutes 47 seconds East continuing along said Easterly right-of-way line, a distance of 193.76 feet, thence South 43 degrees 22 minutes 23 seconds East, continuing along said Easterly right-of-way line, a distance of 73.11 feet, thence South 46 degrees 25 minutes 38 seconds East, continuing along said Easterly right-of-way line, a distance of 173.66 feet, to its intersection with the Westerly right-of-way line of Wabash Avenue, as now established; thence Northeasterly along said Westerly right-of-way line, along a curve to the right, having an initial tangent bearing of North 21 degrees 26 minutes 11 seconds East, a radius of 250.00 feet and a central angle of 8 degrees 45 minutes 15 seconds, an arc distance of 38.20 feet; thence North 30 degrees 11 minutes 26 seconds East, continuing along said Westerly right-of-way line, a distance of 35.83 feet, to a point on the centerline of vacated 48th Street; thence North 59 degrees 48 minutes 34 seconds West, along said centerline, a distance of 127.37 feet; thence Northwesterly, continuing along said centerline along a curve to the left, tangent to the last described course, having a radius of 125.00 feet and a central angle of 8 degrees 43 minutes 26 seconds, an arc distance of 19.03 feet, to a point that is 25.00 feet Southwesterly of the Southeast corner of said Lot 11, as measured radially to said centerline; thence North 21 degrees 28 minutes 00 seconds East, along said radial line a distance of 25.00 feet to the Southeast corner of said Lot 11; thence North 30 degrees 11 minutes 26 seconds East, along the Southeasterly line of said Lot 11, a distance of 141.74 feet (Plat 141.68 feet) to the point of beginning, subject to that part, if any, in streets, roadways, highways or other public right-of-ways.

SCHEDULE 1.1(C)(X)

Legal Description of Marshfield Facility

800 South White Oak Road
Marshfield, MO

MARSHFIELD CARE CENTER

All of the South-half of the following described property: A part of the Northwest Quarter of the Southwest Quarter of Section 10, Township 30 North, Range 18 West described as beginning at a point 20 rods South of the Northwest corner of the Northwest Quarter of the Southwest Quart, running thence East 40 rods; thence South 40 rods; thence West 40 rods; thence North 40 rods to the place of beginning all being in Webster County, Missouri, subject to that part, if any, in streets, roadways, highways or other public right-of-ways.

Being also:

A part of the Northwest Quarter of the Southwest Quarter of Section 10, Township 30 North, Range 18 West, City of Marshfield, Webster County, Missouri, being more particularly described as follows: Commencing at the Northwest corner of the Northwest Quarter of the Southwest Quarter of said Section 10; thence along the West line of said Southwest Quarter, South 00 degrees 00 minutes 00 seconds West, a distance of 660.00 feet to the point of beginning; thence South 89 degrees 25 minutes 54 seconds East, a distance of 659.61 feet; thence South 00 degrees 00 minutes 00 seconds West, a distance of 330.03 feet; thence North 89 degrees 25 minutes 54 seconds West, a distance of 659.61 feet to a point on the West line of the Southwest Quarter of said Section 10; thence along said West line, North 00 degrees 00 minutes 00 seconds East, a distance of 330.03 feet to the point of beginning, subject to that part, if any, in streets, roadways, highways or other public right-of-ways.

SCHEDULE 2.4(A)

Permitted Title Exceptions

Permitted Encumbrances for Cassville Facility

1.          Taxes 2014 and subsequent years, which are not yet due and payable.

2.          Deed in favor of Barry Electric Cooperative, as more fully set forth in the instrument recorded in Book 196 at Page 111.

3.          Right of Way Easement granted to The Gas Service Company as more fully set forth in the instrument recorded in Book 232, Page 178.

4.          Right of Way Agreement granted to The Gas Service Company as more fully set forth in the instrument recorded in Book 232 at Page 179.

5.          Right of Way granted to Southwestern Bell Telephone as more fully set forth in the instrument recorded in Book 251 at Page 29E.

6.          Easement granted to Southwestern Bell Telephone Company as more fully set forth in the instrument recorded in Book 251 at Page 33.

7.          Commissioner’s Deed, as more fully set forth in the instrument recorded in Book 273 at Page 203.

8.          Easement granted to Southwestern Bell Telephone as more fully set forth in the instrument recorded in Book 279 at Page 320.

9.          Sewer Agreement, as more fully set forth in the instrument recorded in Book 296 at Page 193.

10.        Easement granted to J.L. Jackson and Elma Jackson, his wife as more fully set forth in the instrument recorded in Book 334 at Page 71.

11.         Minerals of whatsoever kind, subsurface and surface substances, including but not limited to coal, lignite, oil, gas, uranium, clay, rock, sand and gravel in, on, under and that may be produced from the Land, together with all rights, privileges, and immunities relating thereto, whether or not appearing in the Public Records.

Permitted Encumbrances for Big Spring Facility

1.          Taxes 2014 and subsequent years, which are not yet due and payable.

2.          Building lines, easements and restrictions shown on the plat of Fisher and Beaty’s Addition to the Town of Humansville.

3.          Easement granted to The Empire District Electric Company as more fully set forth in the instrument recorded in Book 565 at Page 1019.

4.          The following matters regarding the watercourse known as Brush Creek:

a.           Any past or future change in the bed or banks of said watercourse which forms a boundary of the land.

b.           Any dispute arising over the location of the old bed or banks of said watercourse.

c.           Any variance between the boundary line of said watercourse as originally conveyed and the current boundary thereof as now located, used or occupied.

d.           Rights of upper and/or lower riparian owners in and to the free and unobstructed flow of water of said watercourse and other riparian rights, whether or not shown by the public records, such as fishing, boating, swimming or other similar activity.

e.           Riparian water rights.

5.          Minerals of whatsoever kind, subsurface and surface substances, including but not limited to coal, lignite, oil, gas, uranium, clay, rock, sand and gravel in, on, under and that may be produced from the Land, together with all rights, privileges, and immunities relating thereto, whether or not appearing in the Public Records.

Permitted Encumbrances for Country Aire Facility

1.          Taxes 2014 and subsequent years, which are not yet due and payable.

2.          Right of Way granted to State of Missouri as more fully set forth in the instrument recorded in Book 177 at Page 146.

3.          Easement granted to Northeast Missouri Electric Power Cooperative as more fully set forth in the instrument recorded in Book 194 at Page 314.

4.          Easement granted to Southwestern Bell Telephone Company as more fully set forth in the instrument recorded in Book 217, at Page 47.

5.          Easement granted to Great River Gas Company as more fully set forth in the instrument recorded in Book 253 at Page 617.

6.          Right of Way Easement granted to Northeast Missouri Electric Power Cooperative as more fully set forth in the instrument recorded in Book 273 at Page 3264.

7.          Minerals of whatsoever kind, subsurface and surface substances, including but not limited to coal, lignite, oil, gas, uranium, clay, rock, sand and gravel in, on, under and that may be produced from the Land, together with all rights, privileges, and immunities relating thereto, whether or not appearing in the Public Records.

8.          Those matters found on plan of land prepared by American Surveying & Mapping, Inc. dated July 9, 2014, last revised July 24, 2014, identified as Drawing Name: 18450 State Route 16, Lewistown, MO.dwg as follows:

a.           Subject’s wood fence crosses northerly property line by a width of 31.19’ for a length of 311.73’ as shown.

Permitted Encumbrances for Buffalo Facility

1.          Taxes 2014 and subsequent years, which are not yet due and payable.

2.          Building lines, easements and restrictions shown on the plat of WILLIAMS ADDITION.

3.          Building lines, easements and restrictions shown on the plat of MADDRUX RE-SURVEY OF WILLIAMS ADDITION.

4.          Easement granted to City of Buffalo, Missouri as more fully set forth in the instrument recorded in Book 266 at Page 88.

5.          Easement reservation granted to the City of Buffalo, Missouri as more fully set forth in the instrument recorded in Book 268 at Page 1797.

6.          Minerals of whatsoever kind, subsurface and surface substances, including but not limited to coal, lignite, oil, gas, uranium, clay, rock, sand and gravel in, on, under and that may be produced from the Land, together with all rights, privileges, and immunities relating thereto, whether or not appearing in the Public Records.

7.          Those matters found on plan of land prepared by American Surveying & Mapping Inc. dated July 9, 2014, last revised July 25, 2014 and identified as Drawing Name: 631 W. Main St., Buffalo, MO, as follows:

a.           Neighbor’s building crosses the easterly line of tract II of subject property by a width of 3.91’ for a length of 12.24’ as shown.

b.           Subject’s asphalt drive crosses the northerly line of tract III by a width of 7.46’ for a length of 53.73’ as shown.

c.           Public sidewalk crosses the southerly line of Tract I by a width of 1.46’ for a length of 219.00’ as shown.

Permitted Encumbrances for Edgewood Manor Facility

1.          Taxes 2014 and subsequent years, which are not yet due and payable.

2.          Easement granted to Missouri Public Service, a division of Utilicorp United, Inc., a Delaware corporation as more fully set forth in the instrument recorded as Document No. 199810007389 in Book 13136 at Page 2185.

3.          Minerals of whatsoever kind, subsurface and surface substances, including but not limited to coal, lignite, oil, gas, uranium, clay, rock, sand and gravel in, on, under and that may be produced from the Land, together with all rights, privileges, and immunities relating thereto, whether or not appearing in the Public Records.

Permitted Encumbrances for Georgian Gardens Facility

1.          Taxes 2014 and subsequent years, which are not yet due and payable.

2.          Abutter’s rights of direct to Highway relinquished by instrument recorded in Book 116 at Page 16.

3.          Ordinance/Resolution by the City of Potosi establishing a benefit district for Ordinance No. 667.

4.          Right of way Agreement to Arkansas-Missouri Power Company, as more fully set forth in the instrument recorded in Book 161, Page 203.

5.          Private Survey Record Page 415 and recorded on 9/5/1980.

6.          Roadway Easement granted to Mid-America Georgian Nursing LP as more fully set forth in the instrument recorded in Book 174 at Page 747 and Book 235 at Page 235 and in Book 256 at Page 937.

7.          Easement for a gas line granted to the City of Potosi, Mo. as more fully set forth in the instrument recorded in Book 178, Page 71.

8.          Minerals of whatsoever kind, subsurface and surface substances, including but not limited to coal, lignite, oil, gas, uranium, clay, rock, sand and gravel in, on, under and that may be produced from the Land, together with all rights, privileges, and immunities relating thereto, whether or not appearing in the Public Records.

Permitted Encumbrances for Golden Years Facility

1.          Taxes 2014 and subsequent years, which are not yet due and payable.

2.          Electrical line Easement granted to the City of Harrisonville, Missouri as more fully set forth in the instrument recorded in Book 870 at Page 187.

3.          Easement for ingress and egress, as more fully set forth in the instrument recorded as Document No. 09654 in Book 958 at Page 44.

4.          Utility Easement granted to City of Harrisonville, Missouri as more fully set forth in the instrument recorded as Document No. 03475 in Book 1032 at Page 263.

5.          Utility Easement granted to City of Harrisonville, Missouri as more fully set forth in the instrument recorded as Document No. 007065 in Book 1088 at Page 251.

6.          Any inaccuracy in the area, square footage, or acreage of land described in Schedule A or attached plat, if any.

7.          Minerals of whatsoever kind, subsurface and surface substances, including but not limited to coal, lignite, oil, gas, uranium, clay, rock, sand and gravel in, on, under and that may be produced from the Land, together with all rights, privileges, and immunities relating thereto, whether or not appearing in the Public Records.

8.          Those matters found on plan of land prepared by American Surveying & Mapping Inc. dated July 9, 2014, last revised July 28, 2014 and identified as Drawing Name: 2001 Jefferson Parkway Harrisonville, MO.dwg, as follows:

a.           Building resides on a portion of an electrical easement for a length of 133.69 feet as shown.

Permitted Encumbrances for Gregory Ridge Facility

1.          Taxes 2014 and subsequent years, which are not yet due and payable.

2.          Building lines, easements and restrictions shown on the plat SWOPELAND recorded 08/12/1924 in Plat Book K22 and Page 4.

3.          Sewer Easement granted to Kansas City as more fully set forth in the instrument recorded as Document No. 1923A0103071 in Book B-2379 at Page 127.

4.          Restrictions as set forth in Warranty Deed, as more fully set forth in the instrument recorded as Document No. 1924A0196716 in Book B-2471 at Page 507.

5.          Restrictions as set forth in Warranty Deed, as more fully set forth in the instrument recorded as Document No. 1925A0236178 in Book B-2557 at Page 354 and recorded as Document No. 1925A0250927 in Book B-2642 at Page 18 and recorded as Document No. 1925A0251923 in Book B-2643 at Page 17.

6.          Easement granted to Kansas City Power and Light Company as more fully set forth in the instrument recorded as Document No. 1964B0478743 in Book B5689 at Page 90.

7.          Easements, if any, for public utilities, pipelines or facilities installed in any portion of the vacated street or alley, lying within the land, together with the right of ingress and egress to repair, maintain, replace and remove the same, as reserved in ordinance no. 32471 recorded 04/07/1966, as Document No. 1966B0548942 in Book B5889 at Page 94.

8.          Minerals of whatsoever kind, subsurface and surface substances, including but not limited to coal, lignite, oil, gas, uranium, clay, rock, sand and gravel in, on, under and that may be produced from the Land, together with all rights, privileges, and immunities relating thereto, whether or not appearing in the Public Records.

Permitted Encumbrances for Parkway Facility

1.          Taxes 2014 and subsequent years, which are not yet due and payable.

2.          Building lines, easements and restrictions shown on the plat of PROSPECT HILL recorded 05/08/1906 in Plat Book K13 and Page 89.

3.          Abutters’ Rights and easements as conveyed to the State of Missouri, acting by and through the Missouri Highway and Transportation Commission, as more fully set forth in the instrument designated “General Warranty Deed” recorded as Document No. 1992K1006560 in Book K2202 at Page 24 and in instrument recorded as Document No. 1992K1006561 in Book K2202 at Page 27.

4.          Easements, if any, for public utilities, pipelines or facilities installed in any portion of the vacated street or alley, lying within the land, together with the right of ingress and egress to repair, maintain, replace and remove the same, as reserved in ordinance number 920842 recorded 08/10/1992, as Document No. 1992K1037054 in Book K2276 at Page 2079.

5.          Minerals of whatsoever kind, subsurface and surface substances, including but not limited to coal, lignite, oil, gas, uranium, clay, rock, sand and gravel in, on, under and that may be produced from the Land, together with all rights, privileges, and immunities relating thereto, whether or not appearing in the Public Records.

6.          Those matters on a plan of land prepared by American Surveying & Mapping Inc. dated July 16, 2014, last revised July 24, 2014 and identified as Project No. 1400826 as follows:

a.           Chain link fencing crosses boundary by at most 2.7’.

b.           Building encroaches over rear building set back by at most 9.1’.

c.           Building encroaches over front building setback at most 2.4’.

Permitted Encumbrances for Marshfield Facility

1.          Taxes 2014 and subsequent years, which are not yet due and payable.

2.          Minerals of whatsoever kind, subsurface and surface substances, including but not limited to coal, lignite, oil, gas, uranium, clay, rock, sand and gravel in, on, under and that may be produced from the Land, together with all rights, privileges, and immunities relating thereto, whether or not appearing in the Public Records.

SCHEDULE 2.4(G)

Licenses, Leases Easements and Other Rights Related to Real Property

None.

SCHEDULE 4.1(A)

Due Diligence Information

Provided directly to Seller.

SCHEDULE 5.4(M)

Third Party Consents

None.

SCHEDULE 6.5

Execution and Delivery – No Contravention

None.

SCHEDULE 6.6

Contracts and Leases

None.

SCHEDULE 6.7

Residency Agreements and Related Matters

None.

SCHEDULE 6.8

Permits and Licenses

A.           Medicare enrollment confirmation;

B.           Medicaid enrollment confirmation; and

C.           Licenses from the State of Missouri to operate each of the following facilities:

(i)          facility with sixty (60) skilled nursing beds commonly known as Cassville Health Care and Rehab, located in Cassville, Missouri;

(ii)         facility with sixty (60) skilled nursing beds commonly known as Big Spring Care Center, located in Humansville, Missouri;

(iii)        facility with sixty (60) skilled nursing beds and sixteen (16) licensed residential care beds commonly known as Country Aire Retirement Estates, located in Lewistown, Missouri;

(iv)        facility with sixty (60) skilled nursing beds commonly known as Buffalo Prairie Care Center, located in Buffalo, Missouri;

(v)         facility with sixty-six (66) skilled nursing beds commonly known as Edgewood Manor Nursing Home, located in Raytown, Missouri;

(vi)        facility with one-hundred twenty (120) skilled nursing beds commonly known as Georgian Gardens, located in Potosi, Missouri;

(vii)       facility with one-hundred thirty-two (132) skilled nursing beds commonly known as Golden Years, located in Harrisonville, Missouri;

(viii)      facility with one-hundred sixteen (116) skilled nursing beds commonly known as Gregory Ridge Living Center, located in Kansas City, Missouri;

(ix)         facility with ninety-seven (97) skilled nursing units commonly known as Parkway Health and Rehab, located in Kansas City, Missouri; and

(x)          facility with seventy-seven (77) skilled nursing beds commonly known as Marshfield Care Center, located in Marshfield, Missouri.

SCHEDULE 6.9

Insurance; Three Year Claim History

See attached.

Schedule 6.10

Employee Claims

(i)	Edgewood Manor Facility:
a.	Debra Hawthorne, June 2013, filed with Missouri Commission on Human Rights: Alleged termination based on age, race and retaliation

(ii)	Gregory Ridge Facility:
a.	Tammy Thomas, January 2013, filed with Missouri Commission on Human Rights: Alleged termination based on sex/pregnancy and retaliation
b.	Ebele Egbuniwe, November 2011, filed with EEOC: Alleged termination based on pregnancy/sex

(iii)	Parkway Facility:
a.	Robbe Turner, May 2013, filed with Missouri Commission on Human Rights: Alleged termination based on sex and sexual orientation.
b.	Shamone Hill, May 2013, filed with EEOC: Alleged termination based on disability and religion

(iv)	Cassville Facility:
a.	Maria Benetiz, February 2012, filed with EEOC: Alleged failure to accommodate disability and discrimination based on national origin

SCHEDULE 6.11

Litigation, etc.

(i)	Pending law suit against PHCA, LLC – Lewis County Circuit Court, filed on 10/20/2011 (CC Wrongful Death)

(ii)	Pending law suit against PHKC Cleveland, LLC – Jackson County Circuit Court, filed on 11/19/2013 (CC Employment Discrimination 213.111)

(iii)	Pending law suit against PHKC Swope, LLC – Jackson County Circuit Court, filed on 08/13/2013 (CC Wrongful Death)

(iv)	Pending law suit against PHGG, LLC and PHGG Realty, LLC – Washington County Circuit Court, filed on 10/21, 2013; transferred to St. Francois County Circuit Court, filed 05/22/2014 (CC Wrongful Death)

SCHEDULE 6.12

Compliance with Laws

None.

SCHEDULE 6.13

Financial Statements

See attached.

SCHEDULE 6.14

Real Property Compliance

None.

SCHEDULE 6.15

Environmental Matters

None.

SCHEDULE 6.19

Third Party Consents

None.

SCHEDULE 6.20

Government Approvals

(i)          A submission of a notice letter to the Missouri Department of Health and Senior Services notifying it of all changes in the licensure materials and information currently on file for each Facility (i.e., change in ownership of the Real Property; names of new holders of liens on the Real Property; list of Purchaser’s affiliates; and lease terminations).

(ii)         Amendments to Medicare enrollment materials including disclosure of information about any new lenders (including mortgage lenders) with a five percent (5%) or more security interest in the Medicare provider or any of its property or assets.

SCHEDULE 6.21

Assessments

None.

SCHEDULE 6.22

Title Encumbrances

None.

SCHEDULE 6.24

Loans

None.

SCHEDULE 10.4

Purchaser’s Special Purpose Entities

Purchased Real Property	Special Purpose Entity

Cassville Health Care and Rehab	ARHC CHCASMO01, LLC

Buffalo Prairie Care Center	ARHC BPBUFMO01, LLC

Marshfield Care Center	ARHC MCMSHMO01, LLC

Country Aire Retirement Estates	ARHC CALEWMO01, LLC

Edgewood Manor Nursing Home	ARHC EMRAYMO01, LLC

Georgian Gardens	ARHC GGPOTMO01, LLC

Big Spring Care Center	ARHC BSHUMMO01, LLC

Golden Years	ARHC GYHSVMO01, LLC

Gregory Ridge Living Center	ARHC GRKCYMO01, LLC

Parkway Health and Rehab	ARHC PHKCYMO01, LLC